Exhibit 10.1

O Y S T E R    P O I N T    M A R I N A    P L A Z A

Office Lease

of

SUITE 221

to

SATSUMA PHARMACEUTICALS, INC.,

a Delaware corporation

400 Oyster Point Boulevard

South San Francisco, CA 94080

O Y S T E R    P O I N T     M A R I N A     P L A Z A

Office Lease

THIS OFFICE LEASE (the “Lease”) is entered into as of January 9, 2018, by and between KASHIWA FUDOSAN AMERICA, INC., a California corporation (“Landlord”) and SATSUMA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

1     BASIC LEASE TERMS

1.1    LEASE OF PREMISES. Landlord leases to Tenant, and Tenant rents and hires from Landlord, the premises described in § 1.3 below, in the building known by the street address 400 Oyster Point Boulevard (the “Building”) in the City of South San Francisco, County of San Mateo, State of California, on the property described in § 1.6 below, in the business park commonly known as Oyster Point Marina Plaza (the “Complex”), for the term stated in § 1.4 below, for the rents hereinafter reserved, and upon and subject to the terms, conditions (including limitations, restrictions, and reservations), and covenants hereinafter provided. The Building and the Complex are more particularly described and depicted in Exhibit A which is attached hereto. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

1.2    SUMMARY TABLE. The parties agree that the following table (the “Table”) sets forth in summary form the basic terms of this Lease, including the specific space comprising the Premises and, with respect to such space, the Term of the Lease, the usable and rentable square footage, the Base Rent, Base Year, and Tenant’s Share, as all of such terms are defined below:

PERIOD	SUITE NO.	RSF	USF	MONTHLY BASE RENT	T’S SHARE BLDG	T’S SHARE COMPLEX	BASE YEAR
Commencement Date through Month 13 * subject to the Base Rent Abatement stated in § 1.5.3 below	221	4,148	3,527	$12,858.80	1.777%	0.888%	2018
Month 14 through Month 25	221	4,148	3,527	$13,244.56	1.777%	0.888%	2018
Month 26 through Month 38	221	4,148	3,527	$13,641.90	1.777%	0.888%	2018

In the event of any conflict between the terms contained in the Table and the terms contained in subsequent sections of the Lease, the terms of the Table shall control, except that any dates stated in the Table are subject to adjustment as appropriate to the extent any other provisions of the Lease provide for adjustments to the Commencement Date and/or the Expiration Date.

1.3    PREMISES. The premises leased to Tenant comprise approximately 4,148 rentable square feet of space on the second (2nd) floor of the Building and are commonly known as Suite 221 (the “Premises”), as shown on the floor plan annexed hereto as Exhibit B (the “Space Plan”). The Premises also include all fixtures and equipment which are attached thereto, except items not deemed to be included therein and which are removable by Tenant as provided in Article 10 below. Landlord and Tenant agree that the usable and rentable area of the Premises, and the respective rentable areas of the Property (as defined in § 1.6 below) and Complex, for all purposes under this Lease, are as follows and as specified in the Table:

Property’s Rentable Area:	233,446 rsf
Complex’s Rentable Area:	467,360 rsf.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

Tenant acknowledges that it has caused its architect to verify the numbers stated in the Table and herein relating to the measurements of such spaces prior to the Commencement Date of this Lease or has had an opportunity to do so.

1.3.1 Expansion Right. In consideration for Tenant’s execution and delivery of this Lease, provided no material Event of Default remains outstanding and uncured on the date Tenant exercises its rights under this § 1.3.1 et seq., Landlord hereby grants to Tenant a right of first refusal (the “RFR”) exercisable from the Commencement Date through June 30, 2019 (the “Exercise Period”), with respect to approximately 778 rentable square feet of space (662 usable square feet) known as Suite 227 in the Building (the “RFR Space”), as shown on the Space Plan.

(a)    Notice of Bona Fide Offer. If at any time during the Exercise Period Landlord receives a bona fide offer, agreement, or proposal (“Lease Proposal”) which is acceptable to Landlord from any third party to lease any portion of the RFR Space; or if Landlord makes a bona fide offer, agreement, or proposal to a third party which the third party is willing to accept, in each case as evidenced by a signed letter of intent, Landlord shall send Tenant a summary (the “RFR Summary”) of the economic terms and conditions of the Lease Proposal, including a description of the subject space, proposed term, and basic business terms and shall notify Tenant of Landlord’s intention to conclude a lease on the terms of the Lease Proposal. Landlord shall not lease the RFR Space to a third party without first providing Tenant a RFR Summary. Tenant shall have the right for a period of five (5) full business days (concluding at 5:00 p.m.) following Tenant’s receipt of the RFR Summary in which to exercise its right to lease the RFR Space on the terms and conditions set forth in this § 1.3.1 et seq. by giving Landlord written notice of such exercise. If Tenant fails to notify Landlord of the exercise of its rights hereunder within such five-business-day period, Landlord may then lease the RFR Space to the third party tenant named as the tenant in the RFR Summary or an affiliate of such third party tenant, provided that the lease entered into pursuant to the Lease Proposal is (i) on the same terms and conditions as set forth in the RFR Summary or (ii) on substantially the same terms and conditions as set forth in the RFR Summary and Landlord is not required to re offer such First Refusal Space to Tenant pursuant to § 1.3.1(d) below.

(b)    Commencement and Duration. If Tenant exercises its right of first refusal, Landlord shall make the RFR Space available for purposes of construction of improvements within ninety (90) days following Tenant’s exercise of its RFR; the lease shall commence as provided herein and shall continue for the duration of the Term of the Lease and expire coterminously therewith. The RFR Space shall be provided “as is” for purposes of construction, with all existing tenant improvements in place, or in such condition as specified in the RFR Summary. Unless otherwise specified in the RFR Summary, the commencement date of the lease of such RFR Space (upon which Base Rent and Additional Rent shall begin to accrue, and Tenant’s Pro Rata Share shall be adjusted to take into account the RFR Space) shall be the earlier of (i) the date upon which Landlord’s construction of the improvements within the RFR Space satisfies the Occupancy Conditions (hereinafter defined) with respect to the RFR Space or (ii) the date upon which Tenant occupies the RFR Space (or any portion thereof) and commences conducting Tenant’s business operations therein; provided, however, that in the event of any Tenant Delay (hereinafter defined), Tenant’s obligation to pay Base Rent and Additional Rent with regard to such RFR Space shall be advanced by one (1) day for each such day substantial completion of such improvements was delayed by a Tenant Delay. Following Landlord’s delivery of the RFR Space in compliance with all Occupancy Conditions, the RFR Space shall be deemed to be a part of the Premises and shall be leased by Tenant upon and subject to all of the terms, covenants, and conditions of this Lease.

(c)    Terms and Conditions. If Tenant exercises its RFR, all terms and conditions for the lease of any such space shall be the same as those then in effect under the Lease, except for the rental,

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

tenant inducements, rent abatements, and improvement allowances and other terms set forth in the RFR Summary (“Third-Party Economics”). Tenant shall have the right to a lease of the RFR Space upon such Third-Party Economics as were contained in the Lease Proposal in the same proportion as the number of months remaining in the Term (including the term of any extension option then having been exercised) bears to the number of months in the lease term contained in the RFR Summary.

(d)    Continuing Right, Re-Offer, and Priority. If Tenant shall not timely exercise the RFR, Tenant shall again have the same rights as to such space each time Landlord receives or makes a bona fide offer, from or to a third party, which both Landlord and the third party are willing to accept, as evidenced by a signed letter of intent, to lease such space, whether or not Tenant has previously exercised or refused to exercise the rights herein contained with respect to such space or other space. If Tenant rejects or is deemed to have rejected a bona fide offer of which Tenant is notified, and if (i) such third-party bona fide offer is not consummated within five (5) months; (ii) the effective rental rate to be paid pursuant to the bona fide offer changes in any respect so as to become more than five percent (5%) more favorable to the prospective tenant; (iii) there is any change in the term, expansion rights, extension rights, or renewal rights proposed in the Lease Proposal; or (iv) there is any other material change in the nonmonetary terms of the bona fide offer, then the RFR Space shall again become subject to the terms of this § 1.3.1 et seq. and shall again be offered to Tenant as provided above. As used in the previous sentence, the term effective rental rate means an amount determined by taking the total base rental and deducting all abatements, allowances, cost of non-monetary tenant inducements (e.g., health club memberships, etc.), tenant improvement costs in excess of Building-standard, and any other monetary inducements. Landlord represents and warrants that the rights of first refusal granted to Tenant herein are and shall be paramount in interest to the rights of Landlord to use the First Refusal Space for its own purposes and that no other tenant of the Building has a right of first refusal or other expansion right prior to or superior to the rights granted to Tenant herein. The foregoing right of first refusal shall be subject to the existing tenants of the First Refusal Space renewing their existing leases, whether pursuant to options to extend or renew which were in existence in their written lease agreements as of the date of this Lease or not.

(e)    Confirmatory Documentation. After Tenant validly exercises the right of first refusal provided herein, the parties shall execute an amendment to the Lease adding the First Refusal Space, or such other documentation as Landlord shall reasonably require, promptly after Landlord shall prepare the same, in order to confirm the leasing of such First Refusal Space to Tenant; but an otherwise valid exercise of the rights of first refusal contained herein shall be fully effective, whether or not such confirmatory documentation is executed.

(f)    Failure to Exercise. If Tenant shall fail to exercise its right of first refusal after notice by Landlord of the receipt of a bona fide third-party offer to lease the RFR Space within the time specified herein, such right shall be deemed to have lapsed and expired with respect to that particular RFR Summary, and Landlord may, for a period of five (5) months, enter into a lease pursuant to the terms of the RFR Summary with the prospective tenant named therein.

(g)    Default and Termination. Tenant’s exercise of such right of first refusal hereunder shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. The exercises of the right of first refusal herein shall, at Landlord’s election, be null and void if Tenant has committed a material Event of Default which remains outstanding and uncured on the date Tenant exercises its rights hereunder. Tenant agrees that time is of the essence of rights of first refusal specified herein.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

(h)    Effect of Transfer. If Tenant subleases or assigns any portion of the Premises at any time during the Term of this Lease (other than as permitted without Landlord’s consent under § 17.12 or § 17.13), the rights of first refusal hereunder with respect to the Specific RFR Spaces shall terminate with immediate effect.

1.4    TERM; TARGET DATE. The term (the “Term”) for which the Premises are hereby leased shall commence on the “Commencement Date,” which shall be the day on which the Premises are ready for occupancy (as defined in Article 3) and Landlord has delivered possession of the Premises to Tenant in the required condition, and shall end at noon on the “Expiration Date,” which shall be the last day of the calendar month in which occurs the day preceding the thirty-eighth (38th) mensiversary of the Commencement Date or any earlier date upon which the Term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law. The parties anticipate that the Premises will be ready for Tenant’s occupancy on or before February 1, 2018 (the “Target Date”) and that, if the Target Date holds as the Commencement Date of the Lease, the Expiration Date will be March 31, 2021. Promptly following the Commencement Date the parties hereto shall, if required by Landlord, enter into a supplementary agreement fixing the dates of the Commencement Date and the Expiration Date in the form which is attached hereto as Exhibit E and incorporated herein by reference.

1.4.1 Option to Renew. Tenant is hereby granted one (1) option to extend (the “Extension Option”) the Term of the Lease for one (1) additional period of three (3) years (the “Extension Period”). The Extension Period term shall begin the first day following the Expiration Date and shall take effect on the same terms and conditions in effect under the Lease immediately prior to the Extension Period, except that (i) Tenant shall have no further right to extend, (ii) monthly Base Rent shall be the rate which is Fair Market Value (as defined below), and (iii) the Base Expense Year and Base Tax Year shall each be the calendar year 2021. The Fair Market Value shall be the effective rent (face rate less free rent) being charged for comparable space in comparable buildings in the vicinity of the Building leased on comparable terms and shall be limited the rates charges in such comparable transactions for tenants renewing or extending their leases.

(a)    Exercise of Option. The Extension Option may be exercised only by (i) delivering in person to Landlord’s Building Manager in the Building Office written notice of Tenant’s irrevocable election to exercise no earlier than nine (9) months and no later than six (6) months prior to the commencement of the Extension Period, and (ii) collecting and retaining in exchange for such notice of exercise an original written receipt therefor signed and dated by Landlord’s Building Manager. Tenant’s exercise of its Extension Option shall not be effective or valid if there is any deviation in the timing or manner of exercise prescribed herein.

(b)    Failure to Exercise. If Tenant shall fail validly and timely to exercise the Option herein granted, said Option shall terminate and shall be null and void and of no further force and effect.

(c)    Fair Market Value. Provided that Tenant has validly exercised its Option when and as required hereunder, not less than one hundred and eighty (180) days prior to the commencement of the Extension Period, Landlord shall provide written notice to Tenant of its determination of the Fair Market Value. Within ten (10) days after receiving such determination (“Tenant’s Review Period”), Tenant shall irrevocably elect, in writing, to do one of the following: (i) accept Landlord’s determination; or (ii) object to Landlord’s determination and with such objection set forth in writing Tenant’s determination of the Fair Market Value. If Tenant so objects, Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Value using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (the “Outside Agreement Date”), then each party’s determination shall be submitted to arbitration in accordance with the

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

then-current rules and procedures of the American Arbitration Association, but subject to the instructions set forth in this § 1.4.1 et seq.. If Tenant objects to Landlord’s determination of Fair Market Value, Tenant shall pay Rent at the Fair Market Value determined by Landlord until the matter is resolved by binding arbitration as provided below subject to retroactive adjustment after the matter is so resolved. If Tenant fails so to accept or object to Landlord’s determination of Fair Market Value in writing within Tenant’s Review Period, Tenant shall conclusively be deemed to have approved of the Fair Market Value as determined by Landlord. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Value for the Premises is the more accurate as determined by the arbitrators, taking into account the requirements of this § 1.4.1 et seq.

(d)    Appointment of Arbitrators. Not later than fifteen (15) days following the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the ten-year period ending on the date of such appointment in the leasing of commercial properties within northern San Mateo County. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Value for the Premises is the more accurate as determined by the arbitrators, taking into account the requirements of this § 1.4.1 et seq.

(e)    Appointment of Third Arbitrator. The two (2) arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last-appointed arbitrator agree upon and appoint a third arbitrator, who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two arbitrators.

(f)    Arbitrators’ Decision. The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Value, and shall notify Landlord and Tenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant. The arbitrators shall not be permitted to set Fair Market Value to any level other than either Landlord’s or Tenant’s submitted Fair Market Value.

(g)    Failure to Appoint. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of the parties shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the Commercial Arbitration Rules of the American Arbitration Association then in effect, but subject to the instructions set forth in this § 1.4.1 et seq..

(h)    Cost of Arbitration. The cost of arbitration shall be paid by Landlord and Tenant equally.

(i)     Default. Tenant’s exercise of the Option shall, at Landlord’s election, be null and void if Tenant is in Default on the date of Tenant’s notice of exercise or at any time thereafter and prior to commencement of the Extension Period. Tenant’s exercise of the Extension Option shall not operate to cure any Default by Tenant nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such Default. If the Lease or Tenant’s right to possession of the Premises shall terminate before Tenant shall have exercised the Extension Option, then immediately upon such termination the Extension Option shall simultaneously terminate and become null and void.

(j)     Time. Time is of the essence of the Extension Option granted hereunder.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

1.5    RENT. The “Rent” reserved under this Lease, for the Term thereof, shall consist of the following:

(a)

“Base Rent” as set forth in the Table for the various spaces and periods described therein per month, which shall be payable in advance on the first day of each and every calendar month during the Term of this Lease, except that Tenant shall pay the first month’s Base Rent due under the Lease upon the execution and delivery of this Lease by Tenant; and

(b)

“Additional Rent” consisting of any and all other sums of money as shall become payable by Tenant to Landlord hereunder; and Landlord shall have the same remedies for default in the payment of Additional Rent as for a default in payment of Base Rent).

1.5.1 Payment of Rent. Tenant shall pay the Base Rent and Additional Rent promptly when due, without demand therefor and without any abatement, deduction, or setoff whatsoever, except as may be expressly provided in this Lease. Tenant shall pay the Rent to Landlord, in lawful money of the United States of America, at Landlord’s office at the Complex or at such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant. If the Commencement Date occurs on a day other than the first day of a calendar month, the Base Rent for such calendar month shall be prorated based on a 30-day month, and the balance of the first month’s Base Rent theretofore paid shall be credited against the next monthly installment of Base Rent. Notwithstanding anything to the contrary in this Lease, Tenant shall pay the third (3rd) month’s Base Rent due hereunder, together with the Security Deposit due under § 5.1 below, upon Tenant’s execution and delivery of this Lease to Landlord.

1.5.2 Interest and Late Charges. If Tenant fails to pay any Rent when due, the unpaid amounts shall bear interest from the due date until paid at a rate per annum equal to the Prime Rate plus five percent (5%) or, if less, at the highest rate of interest permitted by applicable law. As used herein, “Prime Rate” means the prime rate published in the Money Rates section of the Wall Street Journal (Western edition) as the same may change from time to time or in a similar publication if the Wall Street Journal ceases publication or ceases publication of its Money Rates section during the Term. Tenant acknowledges that the late payment of any monthly Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including administrative and collection costs and processing and account expenses, the exact amount of which it is difficult to ascertain. Therefore, in addition to interest, if any such installment is not received by Landlord within five (5) days from the date it is due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. In addition, any check returned by the bank for any reason will be considered late and will be subject to all late charges plus an additional returned check fee of Twenty Dollars ($20.00). After two such occasions upon which checks have been returned in any twelve-month period, Landlord will have the right to require payment by a cashier’s check or money order. Acceptance of any interest or late charge shall not constitute a waiver of Tenant’s default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease or at law or in equity, unless the payment of such interest and late charges is accompanied by all rentals then due and owning (notwithstanding anything to the contrary in § 20.2.1 below).

1.5.3 Base Rent Abatement. Notwithstanding anything to the contrary in this § 1.5.3, commencing with the first full calendar month following the Commencement Date, Tenant’s Monthly Installment of Base Rent shall be abated for a period of two (2) months (the “Abatement Period”). If Tenant shall default under the Lease and fail to cure within the time permitted for cure thereunder, while the

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

Abatement Period is still in effect, the Abatement Period shall thereupon terminate, and Tenant shall commence paying the Base Rent under the Lease. In addition, if Tenant shall default under the Lease at any time and fail to cure within the time permitted for cure thereunder, Tenant shall upon demand pay Landlord the amount of Base Rent theretofore abated, multiplied by a fraction, the numerator of which is the number of months then remaining in the initial Term at the time of the default, and the denominator of which is the total number of months in the initial Term (without limiting Landlord’s other remedies).

1.6    PROPERTY. For the purposes of this Lease, the “Property” shall mean the Building and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalk, parking garages and lots, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment (as defined in § 1.6.5 below), furniture and other personal property located thereon or therein and used in connection therewith, whether title is held by Landlord or its affiliates. The Property shall also be deemed to include such other of the Complex’s buildings or structures (and related facilities and parcels on which the same are located) as Landlord shall have incorporated by reference to the total square footage of the Building stated in § 1.3 above.

1.6.1 Common Areas. Tenant and its agents, employees, and invitees shall have the non-exclusive right with others designated by Landlord to the free use of the common areas in the Property and the Complex for the common areas’ intended and normal purpose. The term common areas shall mean elevators, sidewalks, parking areas, driveways, hallways, stairways, public restrooms, common entrances, lobbies, and other similar public areas and access ways.

1.6.2 Athletic Facility. Notwithstanding the foregoing, the common areas do not include the Building’s athletic facility (the “Athletic Facility”), which is an unsupervised and unattended weight and exercise room and shower facility. Tenant acknowledges that Landlord presently makes available (but is not obligated under this Lease to make available) the Athletic Facility for the general use of all tenants and their officers and employees, subject to such rules and regulations as Landlord may impose from time to time in its sole and absolute discretion regarding the use thereof. Tenant shall cause each of its officers and employees using the Athletic Facility to sign and deliver to Landlord an “Athletic Facility Use Agreement” in the form attached hereto as Exhibit D, as such form may be revised by Landlord from time to time in its sole and absolute discretion. Tenant understands and agrees that no individual shall be permitted use of or access to the Athletic Facility unless and until such individual shall have first signed and delivered the Athletic Facility Use Agreement to Landlord. Landlord shall have the right to limit the use of the Athletic Facility in any manner it may deem necessary, or to discontinue the Athletic Facility altogether, at any time, in its sole and absolute discretion, and neither Tenant nor its officers or employees shall be entitled to any compensation, credit, allowance, or offset of expenses or Rent as a result of any such limitation or discontinuance.

1.6.3 Reservation to Landlord. Notwithstanding anything to the contrary herein, possession of areas necessary for utilities, services, safety, and operation of the Property, including the Systems and Equipment, telephone closets (whether located in the common areas or in the Premises), fire exits and stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property thereabove, and the use thereof, together with the right to install, maintain, operate, repair, and replace any part of the Systems and Equipment in, through, under, or above the Premises in locations that will not materially interfere with Tenant’s use of the Premises, are hereby excepted from both the Premises and the common areas and are reserved by Landlord and not demised to Tenant. Tenant’s access to the telephone closets on each floor and the Building’s

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

main telephone room shall be subject to the Rules (as defined in § 13.1 below) and shall be permitted only with Landlord’s written consent and under the supervision of Landlord’s Building Engineer on each occasion that such access is sought.

1.6.4 Changes and Alterations of the Property. Landlord reserves the right to make repairs, alterations, additions, or improvements, structural or otherwise, in or to the Property or Complex as deemed necessary or desirable in Landlord’s sole and absolute discretion, so long as such repairs or alterations do not materially and unreasonably interfere with Tenant’s access to or beneficial use of the Premises for their intended purposes. Landlord reserves the right hereunder to do the following: (i) install, use, maintain, repair, and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the various parts of the Property above the ceiling surfaces, below the floor surfaces, within the walls, and in the central core areas; (ii) to relocate any pipes, ducts, conduits, wires, and appurtenant meters and equipment which are located in the Premises or located elsewhere outside the Premises; (iii) expand the Building or the Complex; (iv) make changes to the Property or the Complex, including changes, expansions, and reductions in the location, size, shape, and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, parking spaces, and parking areas; (v) close any of the common areas, so long as reasonable access to the Premises remains available; (vi) use the common areas while engaged in making additional improvements, repairs, or alterations to the Property, Complex, or any portion thereof; and (vii) do and perform such other acts and make such other changes in, to, or with respect to the Property, Complex, common areas, and Building as Landlord may deem appropriate. The exercise of any of the foregoing rights shall not subject Landlord to claims for constructive eviction, abatement of Rent, damages, or other claims of any kind, except as otherwise expressly provided in this Lease. If Landlord enters the Premises to exercise any of the foregoing rights, Landlord shall provide reasonable advance written or oral notice to Tenant’s on-site manager.

1.6.5 Systems and Equipment. As used in this Lease, “Systems and Equipment” means collectively any existing plant, machinery, transformers, duct work, intrabuilding network cables and wires that transmit voice, data, and other telecommunications signals (“INC”), and other equipment, facilities, and systems designed to supply water, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Property.

2     USE

2.1    USE AND ENJOYMENT OF PREMISES. Tenant shall use and occupy the Premises for executive and general offices and for no other purpose. Notwithstanding anything contained herein to the contrary, Tenant may use portions of the Premises not to exceed one hundred fifty (150) usable square feet for the preparation and reheating of food and beverages, including the use of refrigerators, ice makers, coffee machines, hot plates, microwave ovens, or similar heating devices (but not for the actual cooking of food) for service only to Tenant’s employees and business invitees.

2.1.1 Suitability. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Property, or the Complex, or with respect to the suitability of same for the conduct of Tenant’s business, except as expressly provided in this Lease. Tenant’s acceptance of possession of the Premises shall conclusively establish that the foregoing were at such time in satisfactory condition. Landlord makes no representation to Tenant regarding the installation, ownership, location, or suitability for Tenant’s purposes of the INC in the Building.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

2.1.2 Insurance Rates. Tenant shall not do or suffer anything to be done in or about the Premises, nor shall Tenant bring or allow anything to be brought into the Premises, which will in any way increase the rate of any fire insurance or other insurance upon the Property or its contents, cause a cancellation of said insurance, or otherwise affect said insurance in any manner.

2.1.3 Use to Comply with Laws. Tenant shall use the Premises in conformity with all applicable Laws, as specified in Article 6 below.

2.1.4 Floor Loading. Tenant shall not place or permit to be placed on any floor a load exceeding eighty (80) pounds per square foot or such lower floor load as such floor was designed to carry.

2.2    NUISANCE AND WASTE. Tenant also shall not do or suffer anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Property or injure or annoy said tenants or occupants, nor shall Tenant use or suffer the Premises to be used for any unlawful purposes. In no event shall Tenant cause or permit any nuisance in or about the Premises, and no loudspeakers or similar devices shall be used without the prior written approval of Landlord, which approval may be withheld in Landlord’s sole and absolute discretion. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. The provisions of this section are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant’s business in the Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its sole expense, shall procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

2.3    COMPLIANCE WITH CERTIFICATE OF OCCUPANCY Tenant shall not at any time use or occupy the Premises, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in violation of the Certificate of Occupancy for the Premises or for the Building.

3     PREPARATION OF THE PREMISES

3.1    CONDITION OF PREMISES. Except as otherwise expressly provided in § 3.2 below, Tenant shall accept the Premises, any existing Improvements in the Premises (as defined in § 10.1 below), and the Systems and Equipment serving the same in an “as is” condition on the date the Term commences, and Landlord shall have no obligation to improve, alter, remodel, or otherwise modify the Premises prior to Tenant’s occupancy or thereafter under this Lease. Notwithstanding anything to the contrary herein, Landlord shall deliver possession of the Premises to Tenant in vacant, broom-clean condition, with all Systems and Equipment in good working order.

3.2    LANDLORD’S PREPARATION. Landlord shall use reasonable diligence in completing and preparing the Premises for Tenant’s occupancy in the manner and subject to the terms, conditions, and covenants set forth in this Article 3 on or before the Target Date specified in § 1.4 above.

3.2.1 Effect of Delay. If the Occupancy Conditions specified in § 3.2.3 below are not met by the Target Date specified in § 1.4 above, the Commencement Date shall not occur until the date on which the Occupancy Conditions are met and Landlord delivers the Premises in the required condition; and in any such case, Tenant shall not have the right to terminate the Lease, but Tenant’s obligation to pay Rent shall be delayed until the occurrence of the Commencement Date.

3.2.2 Landlord’s Work. The facilities, materials, and work to be furnished, installed, and performed in the Premises by Landlord hereunder at Landlord’s sole cost and expense are referred to as the “Work.” Any other installations, materials, and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate, and furnish the Premises for Tenant’s occupancy are referred to as the “Tenant’s Work,” which shall be undertaken or installed by Tenant at Tenant’s sole

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

cost and expense and which shall include the installation of Tenant’s furniture, fixtures, office systems, and Tenant’s data and telecommunications cables and wiring. The Landlord’s Work shall be constructed in accordance with all applicable Laws, in a good and workmanlike manner, free of defects. The parties agree that Landlord’s Work shall comprise the following elements and the following elements only, which Landlord shall undertake, perform, and install at Landlord’s sole cost and expense on a turnkey basis, as shown on the Space Plan:

(a)    installation of new Building-standard carpet and VCT throughout the Premises;

(b)    application of new Building-standard paint in a color of Tenant’s choice on one (1) accent wall;

(c)    patching and touching up of walls as needed; and

(d)    delivery of the Premises with all Systems and Equipment, including ceiling tiles and light bulbs, serving the same in good working order and condition.

3.2.3 Readiness for Occupancy. The Premises shall be deemed ready for occupancy on the earliest date on which all of the following conditions (the “Occupancy Conditions”) have first been met:

(a)

Substantial Completion of Work. The Work has been substantially completed as determined by Landlord its reasonable discretion and, if applicable, Landlord’s architect has issued a certificate of substantial completion; and it shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant’s beneficial use of the Premises for their intended purposes;

(b)

Access and Services. Reasonable means of access and facilities necessary to Tenant’s use and occupancy of the Premises, including corridors, elevators, stairways, heating, ventilating, air-conditioning, sanitary, water, and electrical facilities (but exclusive of parking facilities) have been installed and are in reasonably good operating order and available to Tenant; and

(c)

Required Governmental Approval. If a building permit for the Work is required, a final inspection card or similar governmental approval (temporary or final) has been issued by the City of South San Francisco permitting use of the Premises for office purposes.

3.2.4 Tenant Delays. If the occurrence of any of the Occupancy Conditions and Landlord’s preparation of the Premises for occupancy shall be delayed owing to either (a) any act, omission, or failure of Tenant or any of its employees, agents, or contractors which shall continue after Landlord shall have given Tenant reasonable notice that such act, omission, or failure would result in delay, and such delay shall have been unavoidable by Landlord in the exercise of reasonable diligence and prudence; or (b) the nature of any items of additional work or change orders that Landlord undertakes to perform for the account of Tenant (including any delays incurred by Landlord, after making reasonable efforts, in procuring any materials, equipment, or fixtures of a kind or nature not used by Landlord as part of its standard construction) (collectively “Tenant Delays”), then the Premises shall be deemed ready for occupancy on the date when they would have been ready but for such Tenant Delays.

3.2.5 Construction Management Services. Notwithstanding anything to the contrary in this Lease, at the completion of Landlord’s Work, Tenant shall pay to Landlord promptly upon receipt of invoice a construction management fee in the amount of five percent (5%) of the total cost of Landlord’s Work (the “CM Fee”) to cover the cost of Landlord’s personnel providing construction management services in connection with Landlord’s Work in the Premises. Notwithstanding the foregoing, the CM Fee shall not exceed One Thousand Dollars ($1,000).

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

3.3    EARLY ENTRY. During any period that Tenant shall be permitted to enter the Premises prior to the Commencement Date other than to occupy the same (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent. If Tenant shall be permitted to enter the Premises prior to the Commencement Date for the purpose of occupying the same, Rent shall commence on such date at the rate specified in the Table for the first period during which Rent is payable after the Commencement Date; and if Tenant shall commence occupying only a portion of the Premises prior to the Commencement Date, Rent shall be prorated based on the number of rentable square feet occupied by Tenant. Landlord shall permit early entry, provided the Premises are legally available and Landlord has completed any Work required under this Lease. In no event shall Tenant’s early entry extend or shorten the Term of the Lease set forth in § 1.2 above. Notwithstanding anything to the contrary herein, Tenant shall have the right enter the Premises free from the obligation to pay Rent for the period commencing two (2) weeks prior to the Commencement Date for the limited purposes installing Tenant’s furniture and fixtures and telephone and data equipment, lines, and cabling, and otherwise preparing the Premises for Tenant’s occupancy, provided that Tenant’s activity does not interfere with Landlord’s completion of the Work and that Tenant has delivered to Landlord the insurance certificates and the Security Deposit required hereunder.

3.4    FINAL COMPLETION. Substantial completion shall not prejudice Tenant’s rights to require full completion of any remaining items of Work; however, if Landlord notifies Tenant in writing that the Work is fully completed, and Tenant fails to object thereto in writing within fifteen (15) days thereafter specifying in reasonable detail the items of work needed to be completed and the nature of work needed to complete said items, Tenant shall be deemed conclusively to have accepted the Work as fully completed (or such portions thereof as to which Tenant has not so objected).

3.5    NOTICE OF DEFECTS. It shall be conclusively presumed upon Tenant’s taking actual possession of the Premises that the same were in satisfactory condition (except for latent defects) as of the date of such taking of possession, unless within thirty (30) days after the Commencement Date Tenant shall give Landlord notice in writing specifying the respects in which the Premises were not in satisfactory condition.

4     ADJUSTMENTS OF RENT

4.1    TAXES AND OPERATING EXPENSES. In addition to the Base Rent and all other payments due under this Lease, Tenant shall pay to Landlord, in the manner set forth in this Article 4, as Additional Rent, the following amounts:

(a)

Increased Operating Expenses. An amount equal to Tenant’s Pro Rata Share of that portion of Operating Expenses paid by Landlord during each Adjustment Period which exceeds the amount of Base Operating Expenses (as all of such terms are defined in § 4.2 below); and

(b)

Increased Taxes. An amount equal to Tenant’s Pro Rata Share of that portion of Real Estate Taxes paid by Landlord during each Adjustment Period which exceeds the amount of Base Real Estate Taxes (as all of such terms are defined in § 4.2 below).

Tenant’s Pro Rata Share of (i) such increase in Operating Expenses over the Base Operating Expenses and (ii) such increase in Real Estate Taxes over the Base Real Estate Taxes is sometimes referred to collectively herein as the “Rental Adjustment.”

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

4.2     DEFINITIONS. For the purposes of this Lease, the following definitions shall apply:

(a)	Base Operating Expenses. “Base Operating Expenses” means the total of Operating Expenses paid by Landlord during calendar year 2018 (the “Base Expense Year”), as adjusted under § 4.5 below.

(b)	Base Real Estate Taxes. “Base Real Estate Taxes” means the total of Real Estate Taxes paid by Landlord during calendar year 2018 (the “Base Tax Year”).

(c)

Tenant’s Pro Rata Share. “Tenant’s Pro Rata Share” as to the Building is the percentage labeled as such in the Table in § 1.2 and is calculated by dividing the agreed rentable area of the Premises (numerator) by the agreed rentable area of the Property (denominator) and expressing the resulting quotient as a percentage. “Tenant’s Pro Rata Share” as to the Complex is the percentage labeled as such in the Table in § 1.2 as is calculated by dividing the agreed rentable area of the Premises (numerator) by the agreed rentable area of the Complex (denominator) and expressing the resulting quotient as a percentage. Tenant’s Pro Rata Share shall be increased during the Term in proportion to any increase in the area of the Premises in accordance with the formula stated herein.

(d)

Adjustment Period. “Adjustment Period” as to Operating Expenses and Real Estate Taxes means each calendar year of which any portion occurs during the Term, excluding the Base Year and beginning with the first calendar year immediately following the Base Year.

(e)

Real Estate Taxes. “Real Estate Taxes” means all of the following charges, whether or not now customary or in the contemplation of the parties hereto, and whether or not general, special, ordinary, or extraordinary, which Landlord shall pay during any Adjustment Period because of or in connection with the ownership, leasing, or operation of the Property:

(1)	ad valorem real property taxes;

(2)

any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, fee, tax, or other imposition imposed by any authority, including any city, county, state, or federal governmental agency, or any school, agricultural, lighting, transportation, housing, drainage, or other improvement or special assessment district thereof;

(3)	any tax on Landlord’s ‘right’ to rent or ‘right’ to other income from the Building or as against Landlord’s business of leasing the Building;

(4)

any assessment, tax, fee, levy, or charge in substitution, partially or totally, of any assessment tax, fee, levy or charge previously included within the definition of Real Estate Taxes, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the Election of June, 1978, and that assessments, taxes, fees, levies, and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk, and road maintenance, refuse removal, and for other governmental services formerly provided without charge to property owners or occupants, and it being the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges be included within the definition of Real Estate Taxes for the purposes of this Lease;

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

(5)

any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Building or Property or the Rent payable hereunder, including any gross income tax or excise tax levied by any city, county, state, or federal governmental agency or any political subdivision thereof with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Property or any portion thereof;

(6)	any assessment, tax, fee, levy, or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Building or Property;

(7)	any assessment, tax, fee, levy, or charge by any governmental agency related to any transportation plan, fund, or system instituted within the geographic area of which the Building is a part; or

8)	reasonable legal and other professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes.

Exclusions. Notwithstanding the foregoing, Real Estate Taxes shall not include (A) federal, state, or local income taxes; (B) franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes; (C) penalties or interest for late payment of Real Estate Taxes; or (D) taxes or assessments in excess of the amount which would be payable if such tax or assessment expense had been paid in installments over the longest permitted term.

(f)

Operating Expenses. “Operating Expenses” means all expenses, costs, and amounts (other than Real Estate Taxes) of every kind and nature which Landlord shall pay during any Adjustment Period of which any portion occurs during the Term, because of or in connection with the ownership, management, repair, maintenance, restoration, and/or operation of the Property, including costs of the following:

(1)	any and all Utilities (as defined in § 4.2(g) below) delivered to or consumed or used in or on the Property;

(2)	permits, licenses, and certificates necessary to operate, manage, and lease the Property;

(3)	supplies, tools, equipment, and materials used in the operation, repair, and maintenance of the Property;

(4)

all insurance premiums for any insurance policies deemed necessary or desirable by Landlord (including workers’ compensation, health, accident, group life, public liability, property damage, earthquake, and fire and extended coverage insurance for the full replacement cost of the Property as required by Landlord or its lenders for the Property);

(5)	the deductible portion of any claim paid under any insurance policy maintained by Landlord in connection with its management and operation of the Property;

(6)	accounting, legal, inspection, consulting, concièrge, and other services;

(7)	services of independent contractors;

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

(8)

compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance, repair, or overhaul of the Building or Property, and equipment, improvements, and facilities located within the Property, including engineers, janitors, painters, floor waxers, window washers, security, parking personnel, and gardeners;

(9)

operation and maintenance of a room for delivery and distribution of mail to tenants of the Building as required by the U.S. Postal Service (including an amount equal to the fair market rental value of the mail room premises);

(10)	management of the Building or Property, whether managed by Landlord or an independent contractor (including an amount equal to the fair market value of any on-site manager’s office);

(11)

rental expenses for (or a reasonable depreciation allowance on) personal property used in maintenance, operation, or repair of the Property and installment equipment purchase or equipment financing agreements for such personal property;

(12)	costs, expenditures, or charges (whether capitalized or not) required by any governmental or quasi-governmental authority after the Commencement Date;

(13)	payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development;

(14)

amortization of capital expenses (including financing costs) incurred by Landlord after the Commencement Date in order to (A) comply with Laws, (B) reduce Property Operating Expenses, or (C) upgrade the utility, efficiency, or capacity of any Utility or telecommunication systems serving tenants of the Property;

(15)

operation, repair, and maintenance of all Systems and Equipment and components thereof (including replacement of components); janitorial service; alarm and security service; window cleaning; trash removal; elevator maintenance; cleaning of walks, parking facilities, and building walls; removal of ice and snow; replacement of wall and floor coverings, ceiling tiles, and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities; maintenance and repair of the roof and exterior fabric of the Building, including replacement of glazing as needed; maintenance and replacement of shrubs, trees, grass, sod, and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways; repaving and restriping parking facilities; and roof repairs;

(16)

the operation of any on-site maintenance shop(s) and the operation and maintenance of the Athletic Facility, any other fitness center, conference rooms, and all other common areas and amenities in the Property;

(17)

provision of shuttle busses, shuttle services, and drivers between the Complex and BART and SFO airport, as required by the Bay Area Regional Transportation Act and deed covenants and restrictions applicable to the Complex; and

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

(18)

any other costs or expenses incurred by Landlord which are reasonably necessary to operate, repair, manage, and maintain the Building and Property in a first-class manner and condition and which are not otherwise reimbursed by tenants of the Building.

Exclusions. Notwithstanding the foregoing, Operating Expenses shall not include (A) depreciation, interest, and amortization on Superior Mortgages (as defined in § 18.1 below), and other debt costs or ground lease payments, if any; (B) legal fees in connection with leasing, tenant disputes, or enforcement of leases; (C) real estate brokers’ leasing commissions; (D) improvements or alterations to tenant spaces; (E) the cost of providing any service directly to, and reimbursed or paid directly by, any tenant; (F) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (G) costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Expenses in the year in which received); (H) capital expenditures, except those expressly permitted above; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of (x) their useful lives or (y) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures; (I) expense reserves; and (J) costs occasioned by casualties or condemnation.

(g)

Utilities. “Utilities” means all expenses, costs, and amounts of every kind and nature which Landlord shall pay during any Adjustment Period of which any portion occurs during the Term, because of or in connection with the electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning, and ventilating delivered to or consumed or used in or on the Property, but excluding the cost of any Utilities provided by a public utility directly to any tenant in the Complex and/or billed directly and separately by such utility or Landlord to such tenant by means of separate metering or otherwise.

4.3    MANNER OF PAYMENT. To provide for current payments of the Rental Adjustment, Tenant shall pay as Additional Rent during each Adjustment Period an amount equal to Landlord’s estimate of the Rental Adjustment which will be payable by Tenant for such Adjustment Period. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of the estimated Rental Adjustment. It is the intention hereunder to estimate from time to time the amount of Tenant’s Rental Adjustment for each Adjustment Period and then to effect a reconciliation in the following year based on the actual expenses incurred for the preceding Adjustment Period, as provided in 4.4 below.

4.4    RECONCILIATION. On or before the first day of April of each year after the first Adjustment Period (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement (the “Statement”) setting forth the Rental Adjustment for the preceding year. If the actual Rental Adjustment for the preceding Adjustment Period exceeds the total of the estimated monthly payments made by Tenant for such Adjustment Period, Tenant shall pay Landlord the amount of the deficiency within thirty (30) days of the receipt of the Statement. If such total of estimated payments made exceeds the actual Rental Adjustment for such Adjustment Period, then Tenant shall receive a credit for the difference against payments of Rent next due. If the credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit, less any Rent then due. The obligations of Tenant and Landlord to make payments required under this § 4.4 shall survive the expiration or earlier termination of the Term of this Lease.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

4.4.1 Changes in Method. So long as Tenant’s obligations hereunder are not materially adversely affected thereby, Landlord reserves the right reasonably to change from time to time the manner or timing of the foregoing payments. In lieu of providing one Statement covering Real Estate Taxes and Operating Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord’s right to require payment of Tenant’s obligations for actual or estimated Real Estate Taxes or Operating Expenses. In no event shall a decrease in Real Estate Taxes or Operating Expenses below the Base Operating Expenses or Base Real Estate Taxes ever decrease the monthly Base Rent or give rise to a credit in favor of Tenant.

4.4.2 Proration of Rental Adjustment. If the Term does not commence on January 1 or does not end on December 31, Tenant’s obligations to pay estimated and actual amounts towards Real Estate Taxes and Operating Expenses for such first or final calendar year shall be prorated to reflect the portion of such year(s) included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Real Estate Taxes and Operating Expenses for such calendar year(s), as well as the Base Real Estate Taxes and Base Operating Expenses, by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be three hundred sixty-five (365).

4.5    GROSS-UP. If the Building is less than ninety-five percent (95%) occupied during the Base Period or any Adjustment Period, then Operating Expenses and Real Estate Taxes for the Base Period and/or such Adjustment Period shall be “grossed up” to that amount of Operating Expenses and Real Estate Taxes that, using reasonable projections, would normally have been incurred during the Base Period and/or such Adjustment Period if the Building had been ninety-five percent (95%) occupied during the Base Period and/or such Adjustment Period, as determined in accordance with sound accounting and management practices, consistently applied. Only those component elements or items of expense of Operating Expenses and Real Estate Taxes that are affected by variations in occupancy levels shall be grossed up.

4.6    ADJUSTMENT OF BASE OPERATING EXPENSES. Notwithstanding anything to the contrary contained in the Lease, the parties agree that Base Operating Expenses and Operating Expenses for any subsequent Adjustment Period (herein called “Subsequent Operating Expenses”) shall be subject to further adjustment by Landlord as follows:

(a)

Exclusion of Capital Expenditures. Landlord may exclude from Base Operating Expenses capital expenditures otherwise permitted, provided Landlord shall also exclude any amortization of such expenditures from Subsequent Operating Expenses.

(b)

Elimination of Recurring Expenses. If Landlord eliminates from any Subsequent Operating Expenses a category of recurring expenses previously included in Base Operating Expenses, Landlord may subtract such category from Base Operating Expenses commencing with such subsequent Adjustment Period.

(c)

New Recurring Expenses. If Landlord includes a new category of recurring Subsequent Operating Expenses not previously included in Base Operating Expenses, Landlord shall also include an amount (the “Assumed Base Amount”) for such category in Base Operating Expenses commencing in such subsequent Adjustment Period.

(d)

Assumed Base Amount. The “Assumed Base Amount” under § 4.6(c) above shall be the annualized amount of expenses for such new category in the first Adjustment Period it is included, reduced by an amount determined in Landlord’s

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

sole good faith discretion (but in no event by an amount less than five percent (5%)) for each full or partial Adjustment Period that has elapsed during the Term of the Lease before such Adjustment Period.

4.7    ADJUSTMENT OF REAL ESTATE TAXES. If Base Real Estate Taxes are reduced as the result of protest, by means of agreement, as the result of legal proceedings, or otherwise, Landlord may adjust Tenant’s obligations for Real Estate Taxes in all years affected by any refund of taxes following the Base Tax Year; and Tenant shall pay Landlord within thirty (30) days after notice any additional amount required by such adjustment for any Adjustment Periods that have theretofore occurred. Tenant shall be entitled to receive a share of any refund or abatement of Real Estate Taxes received by Landlord to the extent of and in proportion to Tenant’s actual contribution to the amount of Real Estate Taxes paid by Landlord during the period to which such refund or abatement relates, but in no event shall Tenant be entitled to any refund with respect to Real Estate Taxes paid by Landlord during Tenant’s Base Tax Year. If Real Estate Taxes for any Adjustment Period during the Term or any extension thereof shall be increased after payment thereof by Landlord for any reason, including error or reassessment by applicable governmental authorities, Tenant shall pay Landlord upon demand Tenant’s Pro Rata Share of such increased Real Estate Taxes. Tenant shall pay increased Real Estate Taxes whether Real Estate Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership, refinancing of the Property, or otherwise), increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity, or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, if any Real Estate Taxes shall be paid based on assessments or bills by a governmental authority using a fiscal year other than a calendar year, Landlord may elect to average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill.

4.8    ALLOCATION WITHIN COMPLEX. So long as the Property shall be part of the Complex collectively owned or managed by Landlord or its affiliates or collectively managed by Landlord’s managing agent, Landlord may allocate Real Estate Taxes and Operating Expenses within the Complex and between the buildings and structures comprising the Complex and the parcels on which they are located, in accordance with sound accounting and management principles. In the alternative, Landlord shall have the right to determine, in accordance with sound accounting and management principles, Tenant’s Pro Rata Share of Real Estate Taxes and Operating Expenses based upon the totals of each of the same for all such buildings and structures, the land constituting parcels on which the same are located, and all related facilities, including common areas and easements, corridors, lobbies, sidewalks, elevators, loading areas, parking facilities, driveways, and other appurtenances and public areas, in which event Tenant’s Pro Rata Share shall be based on the ratio of the rentable area of the Premises to the rentable area of all buildings in the Complex.

4.9    LANDLORD’S RECORDS. Landlord shall maintain records with respect to Real Estate Taxes and Operating Expenses and determine the same in accordance with sound accounting and management practices, consistently applied. Although this Lease contemplates the computation of Real Estate Taxes and Operating Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each Adjustment Period includes substantially the same recurring items. Landlord reserves the right to change to a full accrual system of accounting so long as the same is consistently applied and Tenant’s obligations are not materially adversely affected. Tenant or its representative shall have the right to examine such records, upon reasonable prior written notice specifying such records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept, by sending such notice no later than forty-five (45) days following the furnishing of the Statement.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

4.10 OTHER TAXES PAYABLE BY TENANT. In addition to the Base Rent and any other charges to be paid by Tenant hereunder, Tenant shall, as an element of Rent, reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by, or reasonably attributable to (A) the cost or value of Tenant’s equipment, furniture, fixtures, and other personal property located at the Premises, or the cost or value of any improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is held by Tenant or Landlord; (B) the gross or net Rent payable under this Lease, including any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (C) the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises or any portion thereof; or (D) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value-added tax, or any other applicable tax on the Rent or services herein or otherwise respecting this Lease.

4.11 RENT CONTROL. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

5     SECURITY DEPOSIT

5.1    DEPOSIT FOR SECURITY. Tenant shall deposit with Landlord the amount of Forty Thousand Nine Hundred Twenty-Five Dollars and Seventy Cents ($40,925.70) (the “Security Deposit”) upon Tenant’s execution and delivery of this Lease to Landlord. The Security Deposit shall serve as security for the prompt, full, and faithful performance by Tenant of the terms and provisions of this Lease, including the value of future rents as damages in accordance with California Civil Code § 1951.2, as set forth in § 20.3 below. Landlord shall not be required to keep the Security Deposit separate from Landlord’s general funds or pay interest on the Security Deposit.

5.1.1 Application of Deposit. In the event that Tenant is in Default hereunder and fails to cure within any applicable time permitted under this Lease, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant’s obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages.

5.1.2 Restoration of Full Deposit. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord, within ten (10) days after written notice, an amount sufficient to restore the full amount of the Security Deposit. If the Premises shall be expanded at any time, or if the Term shall be extended at any increased rate of Rent, the Security Deposit shall thereupon be proportionately increased.

5.1.3 Disposition of Security Deposit. Within thirty (30) days after the Expiration Date or any earlier termination of the Lease, any remaining portion of the Security Deposit shall be returned to Tenant after deduction of all amounts due as Rent or otherwise. Tenant expressly waives the provisions of § 1950.7 of the California Civil Code.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

6     COMPLIANCE WITH LAWS

6.1    TENANT’S COMPLIANCE WITH LAWS. Tenant shall use the Premises in compliance with all applicable federal, state, county, and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders, and other such requirements, and decisions by courts in cases where such decisions are considered binding precedents in the State of California (the “State”), and decisions of federal courts applying the laws of the State (collectively “Laws”). Tenant shall, at its sole cost and expense, promptly comply with each and all of such Laws, and also with the requirements of any board of fire underwriters or other similar body now or hereafter constituted to deal with the condition, use, or occupancy of the Premises, except in the case of required structural changes not triggered by Tenant’s change in its particular use of the Premises or Tenant’s alterations, additions, or improvements therein. Tenant shall comply with all applicable Laws regarding the physical condition of the Premises, but only to the extent that the applicable Laws pertain to the particular manner in which Tenant uses the Premises or the particular use to which Tenant puts the Premises, if different from that permitted under Article 2 of this Lease. Tenant shall also comply with all applicable Laws which do not relate to the physical condition of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, VDT regulations, and illegal business operations, such as gambling. The judgement of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of such Laws shall be conclusive of that fact as between Landlord and Tenant.

6.1.1 Code Costs. Notwithstanding anything to the contrary in this Article 6, if the requirement of any public authority obligates either Landlord or Tenant to expend money in order to bring the Premises and/or any area of the Property into compliance with Laws as a result of (a) Tenant’s particular use or alteration of the Premises; (b) Tenant’s change in the use of the Premises; (c) the manner of conduct of Tenant’s business or operation of its installations, equipment, or other property therein; (d) any cause or condition created by or at the instance of Tenant, other than by Landlord’s performance of any work for or on behalf of Tenant; or (e) breach of any of Tenant’s obligations hereunder, then Tenant shall bear all costs (“Code Costs”) of bringing the Premises and/or Property into compliance with Laws, whether such Code Costs are related to structural or nonstructural elements of the Premises or Property.

6.2    LANDLORD’S COMPLIANCE WITH LAWS. Landlord represents that on the Commencement Date Landlord has no actual knowledge of any violation of any applicable Laws respecting the Premises. During the Term Landlord shall comply with all applicable Laws regarding the Premises and Property, except to the extent Tenant must comply under § 6.1 above.

7     HAZARDOUS MATERIALS

7.1    REGULATION OF HAZARDOUS MATERIALS. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, or discharge any “Hazardous Material” (as defined below) upon or about the Property, nor permit Tenant’s employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance, and handling within, the Premises of substances customarily used in offices, provided all of the following conditions are met:

(a)

such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Laws and the manufacturers’ instructions therefor;

(b)

such substances shall not be disposed of, released, or discharged on the Property and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require;

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

(c)

if any applicable Laws or Landlord’s trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises; and

(d)	any remaining such substances shall be completely, properly, and lawfully removed from the Property upon expiration or earlier termination of this Lease.

7.1.1 DEFINITION OF HAZARDOUS MATERIAL. The term “Hazardous Material” for purposes hereof shall mean any chemical, substance, material, or waste or component thereof which is now or hereafter listed, defined, or regulated as a hazardous or toxic chemical, substance, material, or waste or component thereof by any federal, state, or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

7.2    NOTIFICATION OF LANDLORD. Tenant shall promptly notify Landlord of (A) any enforcement, cleanup, or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property; (B) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material on or from the Premises; and (C) any matters where Tenant is required by law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health, or safety law.

7.3    LIST OF HAZARDOUS MATERIALS. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet (“MSDS”) issued by the manufacturer thereof, written information concerning the removal, transportation, and disposal of the same, and such other information as Landlord may reasonably require or as may be required by law.

7.4    CLEANUP. If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly, and in compliance with applicable Laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant’s expense. Such clean up and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this § 7.2 within five (5) days after written notice by Landlord, or such shorter time as may be required by Laws or in order to minimize any hazard to persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant’s agent through contractors or other parties selected by Landlord, at Tenant’s expense (without limiting Landlord’s other remedies under this Lease or applicable Laws).

7.5    CASUALTY DAMAGE. If any Hazardous Material is released, discharged, or disposed of on or about the Property and such release, discharge, or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents, or contractors, such release, discharge, or disposal shall be deemed casualty damage under Article 15 to the extent that the Premises or common areas serving the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Article 15 of this Lease.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

7.6    REFRIGERANT. Tenant shall not install any refrigerant-containing systems or equipment, including refrigerators, freezers, supplemental HVAC systems or self-contained air conditioners, without Landlord’s prior approval, which Landlord may withhold in its sole discretion. Unless Tenant shall have obtained Landlord’s prior written approval to install existing equipment after an inspection, at Tenant’s sole cost and expense, by Landlord’s engineer for defects and proper proposed installation in the Premises, all refrigerant-containing equipment and/or systems which Tenant installs in the Premises shall be new. Whether Tenant’s refrigerant-containing equipment or systems are defective and are properly installed shall be determined at the sole discretion of Landlord’s engineer. If Tenant wishes to install any refrigerant-containing equipment or systems, Tenant shall obtain and provide Landlord with copies of all required permits associated with such equipment or systems.

7.6.1 Removal of Refrigerant. Notwithstanding anything to the contrary in this Lease, Tenant shall remove all refrigerant and refrigerant-containing equipment and/or systems installed in the Premises by or on behalf of Tenant prior to the Expiration Date of this Lease. Prior to the removal of any such refrigerant or refrigerant-containing equipment and/or systems, Tenant shall submit to Landlord for Landlord’s approval, the names of Tenant’s contractors and all plans and specifications for such removal. Tenant and Tenant’s contractors shall comply with all legal requirements, industry practices and rules established by Landlord in performing such removal work. Tenant shall repair any damage to the Property or the Systems and Equipment associated with such removal, and Tenant shall be responsible for the costs associated with restoring the Property to the condition which existed immediately prior to any modification undertaken by Landlord in order to accommodate Tenant’s refrigerant-containing equipment or systems.

8     SERVICES AND UTILITIES

8.1    LANDLORD’S SERVICES. Landlord agrees to provide, on the terms and conditions specified herein, the following services and Utilities for Tenant’s use and consumption in the Premises, the cost of which shall be included in Operating Expenses and reimbursed to Landlord in accordance with § 4.1 above:

(a)

Electricity. Electricity for standard office lighting fixtures and for equipment and accessories customary for offices, provided (i) the connected electrical load of all the same does not exceed an average of four (4) watts per usable square foot of the Premises (or such lesser amount as may be available, based on the safe and lawful capacity of the existing electrical circuit(s) and facilities serving the Premises); (ii) the electricity will be at nominal 120 volts, single phase (or 110 volts, depending on available service in the Building); and (iii) the safe and lawful capacity of the existing electrical circuit(s) serving the Premises is not exceeded. Landlord will permit its electric feeders, risers, and wiring servicing the Premises to be used by Tenant to the extent available and safely capable of being used for such purpose.

(b)

Telecommunications Interface. Interface with the telephone network at the demarcation point or minimum point of entry (“MPOE”) supplied by the local regulated public utility by means of Landlord’s INC consisting of cable pairs with a capacity consistent with the engineering standards to which the Building was designed.

(c)

HVAC. Heat, ventilation, and air-conditioning (“HVAC”) to provide a temperature required, in Landlord’s reasonable opinion and in accordance with applicable Laws, for the comfortable occupancy of the Premises during business hours (as defined in § 8.1.1 below). Landlord shall not be responsible for inadequate air-conditioning or ventilation to the extent the same occurs because Tenant uses any item of equipment consuming more than 500 watts at rated capacity without providing adequate air-conditioning and ventilation therefor.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

(d)	Water. Water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of other tenants at the Property.

(e)	Janitorial Services. Customary office cleaning and trash removal service Monday through Friday or Sunday through Thursday in and about the Premises.

(f)

Elevator Services. Operatorless passenger elevator service and freight elevator service (if the Property has such equipment serving the Premises, and subject to scheduling by Landlord) in common with Landlord and other tenants and their contractors, agents, and visitors.

8.1.1 Business Hours. The term business hours in this Lease shall mean the hours from 8:00 a.m. until 6:00 p.m. on Monday through Friday and from 9:00 a.m. until 1:00 p.m. on Saturday throughout the year, except for New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other federally-observed holiday which may be created during the Term (“Holidays”).

8.2    ADDITIONAL ELECTRICAL CAPACITY. Any additional risers, feeders, or other equipment or service proper or necessary to supply Tenant’s electrical requirements will be installed by Landlord, upon written request of Tenant, at the sole cost and expense of Tenant, if, in Landlord’s sole judgement, the same are necessary and will not cause permanent damage or injury to the Property, the Premises, or the Systems and Equipment or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs, or expense or interfere with or disturb other tenants or occupants. Rigid conduit only will be allowed.

8.2.1 Approved Electrical Load. Tenant agrees not to connect any additional electrical equipment of any type to the building electric distribution system, beyond that on Tenant’s approved plans for initial occupancy, other than lamps, typewriters, and other office machines which consume comparable amounts of electricity or other electrical equipment which in the aggregate consumes the same amount of electricity as those approved for initial occupancy and will not result in any overload of electrical circuits, lines, or wiring, without Landlord’s prior written consent. In no event shall Tenant use or install any fixtures, equipment, or machines the use of which in conjunction with other fixtures, equipment, and machines in the Premises would result in an overload or the electrical circuits servicing the Premises. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation existing at the time in question.

8.3    ADDITIONAL TELECOMMUNICATIONS CAPACITY. If Tenant desires any telecommunications capacity in excess of that available as of the Commencement Date in the form of the INC between the MPOE and the telephone closet nearest the Premises and provided pursuant to § 8.1 above, Tenant shall bear the cost of installing additional risers or INC or replacing existing INC serving the Premises pursuant to Article 9 below.

8.4    REPLACEMENT BULBS AND TUBES. Tenant shall furnish, install, and replace, as required, all non-Building-standard lighting tubes, lamps, bulbs, and ballasts required in the Premises, at Tenant’s sole cost and expense. All lighting tubes, lamps, bulbs, and ballasts so installed become Landlord’s property upon the expiration or sooner termination of this Lease.

8.5    TWENTY-FOUR HOURS ACCESS. Subject to the provisions of § 8.8, Tenant, its employees, agents, and invitees shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week. Landlord may restrict access outside of business hours by requiring persons to show a badge or identification card

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

issued by Landlord. Landlord shall not be liable for denying entry to any person unable to show the proper identification. Landlord may without liability temporarily close the Building if required because of a life-threatening or Building-threatening situation.

8.6    EXTRA SERVICES. Landlord shall, subject to all applicable Laws, seek to provide such utilities or services in excess of those Landlord is required to provide under § 8.1 above as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Property or the Systems and Equipment and if Landlord shall receive Tenant’s request within a reasonable period prior to the time such extra utilities or services are required. Landlord may comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to three (3) for each floor on which the Premises are located) and procedures for written requests. Tenant shall, for such extra utilities or services, pay such charges as Landlord shall from time to time establish.

8.6.1 Extraordinary Service Usage. If Tenant shall utilize Building services for the Premises at any time other than during business hours, Landlord shall furnish such extraordinary services (excluding air-conditioning, except as provided below) at Landlord’s then-current prevailing rate for such services. In addition to the foregoing services, if Tenant shall require air-conditioning service for the Premises at any time other than during business hours, Landlord shall, upon reasonable advance notice from Tenant, furnish such after-hours air-conditioning service at Landlord’s then-current prevailing rate for such services as a separate charge; provided, however, in the event Tenant requests such after-hours air-conditioning service at a time not immediately preceding or immediately succeeding times when “regular hours” service is being furnished hereunder, then Tenant must request not less than five (5) hours of after-hours air-conditioning service. Notwithstanding anything contained herein to the contrary, Landlord’s prevailing rate for the extraordinary services described herein shall be subject to increase from time to time as Landlord may reasonably determine.

8.6.2 Payment for Excess Usage. All charges for extra utilities or services or those requested outside business hours shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within thirty (30) days after such billing.

8.6.3 Changes in HVAC System. Use of the Premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) for the heating or cooling units in the Premises, or rearrangement of partitioning which interferes with normal operation of the HVAC system in the Premises, may require changes in the HVAC system servicing the Premises. Such changes shall be made by Tenant, at its expense, as Tenant’s Changes pursuant to Article 9. Tenant shall not change or adjust any closed or sealed thermostat or other element of the HVAC system without Landlord’s express prior written consent.

8.6.4 Separate Metering. Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article 8 (including a system for Landlord’s engineer reasonably to estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord’s reasonable charges for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical, or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment), and Landlord’s reasonable charges for such amount of excess services or utilities used by Tenant. If Tenant’s use of extra utilities or services causes Landlord’s regulated baseline quantities of water, gas, electricity, or any other utility or service to be exceeded, Tenant shall pay for such excess quantities of such utilities or services at the rate which is imposed upon Landlord for quantities in excess of the regulated baseline. In addition, Tenant shall pay prior to delinquency any fine or penalty which may be imposed upon or assessed against Landlord or the Building or the Property by virtue of Tenant’s excess usage of any services or utilities, including water, gas, and electricity.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

8.6.5 Supplemental HVAC. If Tenant operates a supplemental HVAC unit in the Premises for cooling of a dedicated server room or otherwise, whether such unit is was existing on the Commencement Date, installed by Landlord as part of Landlord’s Work to prepare the Premises for Tenant’s occupancy, or installed later by Tenant as a Tenant’s Change, Tenant shall pay to Landlord as an extra service charge all costs of operating such supplementary HVAC unit in accordance with the provisions of § 8.6.4 above as determined by separate metering or the reasonable estimate of Landlord’s engineer.

8.7    INTERRUPTION OF SERVICES. Landlord does not warrant that any services or utilities provided hereunder for Tenant’s use in the Premises will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond Landlord’s reasonable control, including interference with light or other incorporeal hereditaments and any interruption in services or any failure to provide services to Landlord by a designated utility company at the demarcation point at which Landlord accepts responsibility for such service or at any point prior thereto, which interference impedes Landlord in furnishing plumbing, HVAC, electrical, sanitary, life safety, elevator, telecommunications, or other Building services, utilities, or the Systems and Equipment. None of the same shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, shall render Landlord liable to Tenant for abatement of Rent, or shall relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption, or other compensatory or consequential damages.

8.8    SAFETY AND SECURITY DEVICES, SERVICES, AND PROGRAMS. The parties acknowledge that safety and security devices, services, and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts or ensure safety of persons or property, and such devices, services and programs shall not under any circumstances be deemed to be a guaranty, representation, or warranty by Landlord to Tenant or any third parties as to the safety or protection of person or property. The risk that any safety or security device, service, or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests; and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 14. Tenant agrees to coöperate in any reasonable safety or security program developed by Landlord or required by Law.

9     TENANT’S CHANGES

9.1    TENANT’S REQUESTED CHANGES. Tenant may, subject to § 9.2 below, from time to time during the Term of this Lease, at its expense, make such alterations, additions, installations, substitutions, improvements, and decorations (collectively “Tenant’s Changes”) in and to the Premises as Tenant may reasonably consider necessary for the conduct of its business in the Premises (except for changes which would require modification of the Property outside the Premises), on the following conditions:

(a)

the outside appearance or the strength of the Building or of any of its structural parts shall not be affected, and Tenant shall cause no penetration of the roof or the exterior fabric of the Building;

(b)	no part of the Building outside of the Premises shall be physically affected;

(c)	the proper functioning of any of the Systems and Equipment shall not be adversely affected, and the usage of such systems by Tenant shall not be increased;

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

(d)	no such change shall require the addition of new INC riser cable or expand the number of telephone pairs dedicated to the Premises by the Buildings’ telecommunications engineering design;

(e)	in performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in the following sections of this Article 9; and

(f)	with respect to Tenant’s Changes, Tenant shall make all arrangements for, and pay all expenses incurred in connection with, use of the freight elevators servicing the Premises.

9.2    PLANS AND APPROVAL. Before proceeding with any Tenant’s Changes, Tenant shall advise Landlord thereof and arrange a meeting with the Building Manager, the Building Architect, and/or the Building Contractor, as required by Landlord in relation to the scope of the proposed Changes. Except in extraordinary circumstances which would reasonably require an exception, all work to be performed in the Building shall be performed by the Building Contractor on the basis of plans and drawings prepared by the Building Architect. If Landlord grants permission for Tenant to utilize another contractor and/or architect for its Changes, before proceeding with any Tenant’s Changes, Tenant shall submit to Landlord plans and specifications and all changes and revisions thereto for the work to be done for Landlord’s reasonable approval; and Tenant shall, upon demand of Landlord, pay to Landlord the reasonable costs incurred and paid to third parties by Landlord for the review of such plans and specifications and all changes and revisions thereto by its architect, engineer, and other consultants. Landlord may as a condition of its approval require Tenant to make reasonable revisions in and to the plans and specifications. Landlord may require Tenant to post a bond or other security reasonably satisfactory to Landlord to insure the completion of such change. If Landlord consents to any Tenant’s Changes or supervises the work of constructing any Tenant’s Changes, such consent or supervision shall not be deemed a warranty as to the adequacy of the design, workmanship, or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain, or replace any portion of such work.

9.2.1 As-Built Plans. Within thirty (30) days after completion of Tenant’s Changes requiring the submission of plans to Landlord, Tenant shall furnish to Landlord a complete set of “as-built” plans and specifications.

9.3    PERMITS AND PERFORMANCE. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant’s Changes and for final approval thereof upon completion and shall furnish copies thereof to Landlord. Tenant shall cause Tenant’s Changes to be performed in compliance therewith and with all applicable Laws and requirements of public authorities and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations in the Property. Tenant’s Changes shall be performed in such manner as not unreasonably to interfere with, delay, or impose any additional expense upon Landlord in the renovation, maintenance, or operation of the Property or any portion thereof, unless Tenant shall indemnify Landlord therefor to the latter’s reasonable satisfaction.

9.4    CONTRACTORS. All electrical, mechanical, and plumbing work in connection with Tenant’s Changes shall be performed by Landlord’s contractors at Tenant’s expense. If Tenant shall request any electrical, mechanical, or plumbing work in connection with Tenant’s Changes, Landlord shall request Landlord’s contractors to furnish Tenant with prices to perform the same prior to prosecuting same. In addition to the foregoing, and notwithstanding anything to the contrary in this Article 9, Landlord may, at Landlord’s option, require that the work of constructing any Tenant’s Changes be performed by Landlord’s contractor, in which case the cost of such work shall be paid for before commencement of the work.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

9.5    SUPERVISION AND FEE. Landlord may require that all work of constructing Tenant’s Changes be performed under Landlord’s supervision. If Landlord does not elect to require that Tenant use Landlord’s contractor, and if Tenant chooses to use its own contractor for the work of constructing Tenant’s Changes, Tenant shall pay to Landlord upon completion of any such work by Tenant’s contractor an administrative fee of fifteen percent (15%) of the cost of the work, to cover Landlord’s overhead in reviewing Tenant’s plans and specifications and performing any supervision of the work of Tenant’s Changes. If Tenant chooses to use Landlord’s contractor for such work, Tenant shall pay to Landlord upon completion an administrative fee equal to five percent (5%) of the cost of the work.

9.6    RESTORATION OF FIXTURES. If any of Tenant’s Changes shall involve the removal of any fixtures, equipment, or other property in the Premises which are not Tenant’s Property (as defined in Article 10), such fixtures, equipment, or other property shall be promptly replaced, at Tenant’s expense, with new fixtures, equipment, or other property (as the case may be) of like utility and at least equal value, unless Landlord shall otherwise expressly consent in writing; and Tenant shall, upon Landlord’s request, store and preserve, at Tenant’s sole cost and expense, any such fixtures, equipment or property so removed and shall return same to Landlord upon the expiration or sooner termination of this Lease. Notwithstanding anything to the contrary herein, Landlord shall have no right to require Tenant to remove any alterations unless it notifies Tenant at the time it consents to such alteration that it shall require such alteration to be removed.

9.7    MECHANIC’S LIENS. Tenant shall keep the Property and Premises free from any mechanic’s, materialman’s, or similar liens or other such encumbrances, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures, or articles so installed in and constituting part of the Premises, in connection with any Tenant’s Changes on or respecting the Premises not performed by or at the request of Landlord and shall indemnify, defend, protect, and hold Landlord harmless from and against any claims, liabilities, judgements, or costs (including attorneys’ fees) arising out of the same or in connection with any such lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant shall give Landlord written notice at least twenty (20) days prior to the commencement of work on any Tenant’s Change in the Premises (or such additional time as may be necessary under applicable Laws), in order to afford Landlord the opportunity of posting and recording appropriate notices of nonresponsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord; and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Property or Premises to any liens or encumbrances, whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property or Premises arising in connection with any Work on or respecting the Premises not performed by or at the request of Landlord shall be null and void, or, at Landlord’s option, shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Property and Premises.

9.8    NOTICES OF VIOLATION. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant’s Changes which shall be issued by any governmental, public, or quasi-public authority having or asserting jurisdiction. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, provided that Landlord’s rights hereunder are in no way compromised or diminished thereby.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

9.9    INDUSTRIAL RELATIONS. Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 9 or any other provision of this Lease shall not be done in a manner which would create any work stoppage, picketing, labor disruption, or dispute or violate Landlord’s union contracts affecting the Property and/or Complex or interfere with the business of Landlord or any Tenant or occupant of the Building. Tenant shall, immediately upon notice from Landlord, cease any activity, whether or not permitted by this Lease, giving rise to such condition. If Tenant fails to do so, Landlord, in addition to any rights available to it under this Lease and pursuant to Law, shall have the right to an ex parte injunction without notice.

10     TENANT’S PROPERTY

10.1 FIXTURES AND IMPROVEMENTS. All fixtures, equipment, improvements, alterations, and appurtenances attached to or built into the Premises at the commencement of or during the Term of this Lease, including cabinets, sinks, faucets, appliances, hot water heaters, etc. (collectively “Improvements”), whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be deemed the property of Landlord, and shall not be removed by Tenant, except as expressly provided in Article 11 below.

10.2 TENANT’S PROPERTY AND TRADE FIXTURES. All movable partitions, trade fixtures, office machinery and equipment, communications equipment, and computer equipment (whether or not attached to or built into the Premises) which are installed in the Premises by or for the account of Tenant, without expense to Landlord and which can be removed without structural damage to the Property, and all furniture, furnishings, and other articles of movable personal property owned by Tenant and located in the Premises (collectively “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by it at any time during the Term of this Lease; provided that if any of Tenant’s Property is removed, Tenant or any party or person entitled to remove same shall repair or pay the cost of repairing any damage to the Premises or to the Property resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant or which has replaced such items originally provided by Landlord at Landlord’s expense shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant’s Property.

11     CONDITION UPON SURRENDER

11.1 CONDITION AND RESTORATION. At or before the Expiration Date or the date of any earlier termination of this Lease, or as promptly as practicable using Tenant’s best efforts after such an earlier termination date, Tenant, at its expense, shall do all of the following:

(a)

surrender possession of the Premises in as good condition as existed on the Commencement Date, ordinary wear and tear, casualties, alterations, or other interior improvements which Tenant is permitted to surrender at the termination of this Lease and repairs that Tenant is not responsible for under this Lease excepted;

(b)	surrender all keys, any key cards, and any parking stickers or cards to Landlord and give Landlord in writing the combinations of any locks or vaults then remaining in the Premises;

(c)

remove from the Premises all of Tenant’s Property, including any data wiring and cabling that Tenant has installed, except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord; and

(d)	fully repair any damage to the Premises or the Property resulting from such removal.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

Tenant’s obligations herein shall survive the expiration or earlier termination of the Lease, unless expressly provided to the contrary herein. All Improvements and other items in or upon the Premises (except Tenant’s Property), whether installed by Tenant or Landlord, shall be Landlord’s property and shall remain upon the Premises, all without compensation, setoff, allowance, or credit to Tenant; provided, however, that if Landlord so directs by notice at the time is grants consent, Tenant shall promptly remove such of the Improvements in the Premises as are designated in such notice and shall restore the Premises to their condition prior to the installation of such Improvements. Notwithstanding the foregoing, Landlord shall not require removal of customary office improvements installed as part of Landlord’s Work under § 3.2 above (except as expressly provided to the contrary therein), or installed by Tenant with Landlord’s written approval (except as expressly required by Landlord in connection with granting such approval).

11.2 TENANT’S FAILURE TO REMOVE OR RESTORE. If Tenant shall fail to perform any repairs or restoration or fail to remove any items from the Premises as required under this Article 11, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant’s expense, and Landlord shall in no event be responsible for the value, preservation, or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant’s right to possession shall at Landlord’s option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Laws, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

12     REPAIRS AND MAINTENANCE

12.1 TENANT’S CARE OF PREMISES. Except for customary cleaning and trash removal provided by Landlord under § 8.1 above and damage covered under Article 15, Tenant shall keep the Premises in good and sanitary condition, working order, and repair, including carpet, wall-covering, doors pertinent to and within the Premises, plumbing, all telecommunications cables and wiring within Tenant’s Premises (“IW”) from the interface of such IW with the INC, and other fixtures, equipment, alterations, and improvements, whether installed by Landlord or Tenant. In addition, Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Premises and the Property, as shall be required by reason of (a) the performance or existence of Tenant’s Work or Tenant’s Changes; (b) the installation, use, or operation of Tenant’s Property in the Premises; (c) the moving of Tenant’s Property in or out of the Building; or (d) the misuse or neglect of Tenant or any of its employees, agents, or contractors. Tenant, at its expense, shall replace all scratched, damaged, or broken doors or other glass in or about the Premises and shall be responsible for all repairs, maintenance, and replacement of wall and floor coverings in the Premises and for the repair and maintenance of all lighting fixtures therein. All repairs except for emergency repairs made by Tenant as provided herein shall be performed by contractors or subcontractors approved in writing by Landlord prior to commencement of such repairs, which approval shall not be unreasonably withheld or delayed. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs, maintenance, and replacements, and the costs paid or incurred by Landlord therefor shall be reimbursed by Tenant promptly after request by Landlord.

12.2 LANDLORD’S CARE OF PROPERTY. Landlord, at its expense, shall keep and maintain the common areas of the Property and the Systems and Equipment serving the Premises in good working order, condition, and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Premises, except for those repairs for which Tenant is responsible pursuant to § 12.1 above or any other provisions of this Lease. Landlord shall maintain and repair all INC in the Building, and Tenant shall have no right to make repairs to INC. The cost of Landlord’s maintenance and repairs pursuant to this Article 12 shall be reimbursed to Landlord to the extent provided in Article 4 above.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

12.3 WAIVER BY TENANT. Tenant waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition, and repair.

13     RULES AND REGULATIONS

13.1 OBSERVANCE AND MODIFICATION. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations attached hereto as Exhibit C (the “Rules”) and such reasonable changes therein (whether by modification, elimination, or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, so long as such changes do not unreasonably affect the conduct of Tenant’s business in the Premises, except as required by any applicable Law; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules as originally promulgated or as changed, the provisions of this Lease shall control.

13.2 APPLICATION TO TENANT. Nothing in this Lease shall be construed to impose upon Landlord any obligation to Tenant to enforce the Rules or the terms, covenants, or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents, or visitors.

14     INSURANCE AND INDEMNIFICATION

14.1 TENANT’S INSURANCE. Tenant shall obtain and maintain in effect at all times during Tenant’s possession of the Premises the following insurance coverages and policies:

14.1.1    Liability Insurance. Tenant shall maintain a policy of commercial general liability insurance, which shall include coverages for (a) personal injury; (b) broad-form contractual liability; and (c) broad-form property damage liability. The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than Two Million Dollars ($2,000,000) and an aggregate limit of not less than Three Million Dollars ($3,000,000). Such limits may be met through any combination of primary and excess liability policies, provided that any umbrella or excess liability policy shall be in following form. The policy shall contain a cross-liability endorsement and a severability of interest clause. Tenant shall increase the insurance coverage as required by Landlord’s lender or if Landlord’s insurance consultant believes that the coverage is not adequate.

14.1.2    Tenant’s Business Auto Liability Insurance. Tenant shall maintain business auto liability insurance with an “any auto, owned, non-owned, and hired” endorsement in an amount not less than Two Million Dollars ($2,000,000) combined single limit.

14.1.3    Tenant’s Business Personal Property Insurance. Tenant shall maintain on all of its business personal property, including valuable business papers and accounts receivable; operating supplies; inventory; and furniture, fixtures, and equipment (whether owned, leased, or rented) (collectively “Business Personal Property”) an “all risk” property damage insurance policy including coverages for sprinkler leakage and containing an agreed amount endorsement (or, if applicable, a business owner’s policy with a no-coinsurance provision) in an amount not less than one hundred percent (100%) of the full replacement cost valuation of such Business Personal Property. The proceeds from any such policy shall be used by Tenant for the replacement of such Business Personal property.

14.1.4    Workers’ Compensation Insurance. Tenant shall maintain workers’ compensation insurance as required by law and employer’s liability insurance in an amount not less than Five Hundred Thousand Dollars ($500,000).

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

14.1.5    Business Interruption/Extra Expense Insurance. Tenant shall maintain business interruption or (if applicable) contingent business interruption and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings and incurred costs attributable to the perils commonly covered by Tenant’s property insurance described in § 14.1.3 above but in no event less than the average total of Tenant’s annual net profits plus annual continuing business expenses during the three-year period immediately preceding such interruption or loss. Such insurance will be carried with the same insurer that issues the insurance for Tenant’s Business Personal Property pursuant to § 14.1.3 above.

14.1.6    Other Coverage. Tenant, at its cost, shall maintain such other insurance as Landlord may reasonably require from time to time, but in no event may Landlord require any other insurance which is not then available at commercially reasonable rates.

14.2 TENANT’S INSURANCE CRITERIA. All insurance required to be maintained by Tenant under this Lease shall conform to the following criteria:

(i)    Tenant’s insurance shall be issued by insurance companies authorized to do business in the State of California with a financial rating of at least A-:VIII for any property insurance and at least A-:VIII for any liability insurance, as rated in the most recent edition of Best’s Insurance Reports.

(ii)    Tenant’s commercial general liability insurance shall be issued as primary and noncontributory to any insurance maintained by Landlord.

(iii)    Tenant’s liability insurance policies shall name Tenant as the insured and Landlord, Landlord’s agents, and any Lessors and Holders (as such terms are defined in § 18.1 below) whose names shall have been furnished to Tenant as additional insureds.

(iv)    Should Tenant receive a notice of cancellation from the insurer of any of the insurance required in this Lease, Tenant shall notify Landlord in writing within five (5) business days of receipt of such notice. Tenant will take all reasonable steps to remedy the cause of any such cancellation or shall find replacement insurance meeting the requirements of this Lease, such that no lapse in the required insurance shall occur. Tenant shall provide written notice to Landlord that the pending cancellation has been rescinded or shall provide a certificate of insurance evidencing the replacement insurance, by the date the pending cancellation was to become effective.

(v)    with respect to damage to or loss of Tenant’s Business Personal Property, a waiver of subrogation must be obtained, as required under § 14.4 below.

14.2.1    Blanket Coverage. All of the insurance requirements set forth herein on the part of Tenant to be observed shall be deemed satisfied if the Premises are covered by a blanket insurance policy complying with the limits, requirements, and criteria contained in this Article 14 insuring all or most of Tenant’s facilities in California.

14.2.2    Evidence of Coverage. A duplicate original policy or a certificate of insurance shall be deposited with Landlord at the commencement of the Term or, if earlier, upon Tenant’s taking possession of the Premises; and on renewal of the policy a certificate of insurance listing the insurance coverages required hereunder and naming the appropriate additional insureds shall be deposited with Landlord not less than seven (7) days before expiration of the policy.

14.3 LANDLORD’S INSURANCE. Landlord shall maintain “all risk” property damage insurance containing an agreed amount endorsement covering not less than one hundred percent (100%) of the full insurable replacement cost valuation of (y) the Building and the tenant improvements, betterments, and the alterations thereto; and (z) Landlord’s personal property, business papers, furniture, fixtures, and

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

equipment (collectively “Landlord’s Property”), exclusive of the costs of excavation, foundations and footings, and risks required to be covered by Tenant’s insurance, and subject to commercially reasonable deductibles.    Landlord shall also obtain and keep in full force the following policies of insurance: (a) commercial general liability insurance; (b) loss of rent insurance (also known as rent continuation insurance); (c) workers’ compensation insurance, if required by applicable Law; and (d) such other insurance as Landlord deems appropriate or as may be required by any Holder or Lessor.

14.4 RELEASES AND WAIVERS OF SUBROGATION. The purpose of this provision is to allow Landlord and Tenant to allocate and assume certain risks to coincide with insurance coverages required to be maintained pursuant to the terms to this Lease. Landlord and Tenant recognize the benefit that each will receive from the waivers of subrogation each is required to obtain pursuant to this § 14.4 and that there are significant advantages to each in connection with minimizing duplication of insurance coverages. Accordingly, Landlord and Tenant agree to accept and place the limitations which follow on each other’s respective liabilities and responsibility for damages in order to coincide with required insurance coverages.

14.4.1    Tenant’s Property Agreement. In light of Tenant’s agreement to insure Tenant’s Business Personal Property in accordance with § 14.1.2 above, notwithstanding anything to the contrary in this Lease (but subject to § 14.5 below), Tenant agrees that Landlord will have no liability to Tenant in the event Landlord damages or destroys, negligently or otherwise, all or any part of Tenant’s Business Personal Property. Tenant will cause to be placed in its insurance policies covering Tenant’s Business Personal Property a waiver of subrogation so that its insurance company will not become subrogated to Tenant’s rights and will not be able to proceed against Landlord in connection with any such damage or destruction.

14.4.2    Landlord’s Property Agreement. In light of Landlord’s agreement to insure Landlord’s Property in accordance with § 14.3 above, notwithstanding anything to the contrary in this Lease (but subject to § 14.5 below), Landlord agrees that Tenant will have no liability to Landlord in the event that Tenant damages or destroys, negligently or otherwise, all or any part of Landlord’s Property. Landlord will cause to be placed in its insurance policies covering Landlord’s Property a waiver of subrogation so that its insurance company will not become subrogated to Landlord’s rights and will not be able to proceed against Tenant in connection with any such damage or destruction.

14.4.3    Tenant’s Release.     Notwithstanding anything to the contrary in this Lease (but subject to § 14.5 below), Landlord shall not be responsible or liable to Tenant for any damages or destruction to Tenant’s Business Personal Property caused by Landlord’s employees, agents, visitors, invitees, guests, or independent contractors (collectively “Landlord’s Associates”), and Tenant hereby releases Landlord from any claims, liabilities, demands, losses, damages, consequential damages, and the like, including reasonable attorneys’ fees and court costs (collectively “Claims”) resulting from damage or destruction to Tenant’s Business Personal Property caused directly or indirectly by Landlord and/or Landlord’s Associates; provided, however, that nothing herein shall be deemed to release Landlord’s independent contractors from any such Claims Tenant may have against Landlord’s independent contractors.

14.4.4     Landlord’s Release. Notwithstanding anything to the contrary in this Lease (but subject to § 14.5 below), Tenant shall not be responsible or liable to Landlord for any damages or destruction to Landlord’s Property caused by Tenant’s employees, agents, visitors, invitees, guests, or independent contractors (collectively “Tenant’s Associates”), and Landlord hereby releases Tenant from any Claims resulting from damage or destruction to Landlord’s Property caused directly or indirectly by Tenant and/or Tenant’s Associates; provided, however, that nothing herein shall be deemed to release Tenant’s independent contractors from any such Claims Landlord may have against Tenant’s independent contractors.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

14.4.5    Damage to Business and Loss of Rents. In light of Landlord’s agreement to carry continuation of rent insurance pursuant to § 14.3 above and Tenant’s agreement to carry business interruption insurance (extra expense insurance) in accordance with § 14.1.5 above, in the event that Landlord’s Property is damaged or destroyed because of any act or conduct, negligent or otherwise, by Tenant and/or by Tenant’s Associates, Landlord shall have no rights against Tenant by virtue of such damage or destruction, and Landlord hereby releases Tenant from all Claims, including claims for loss of rent, by Landlord directly or indirectly resulting from the damage or destruction of Landlord’s Property by conduct by Tenant and/or by Tenant’s Associates. Likewise, in the event that Tenant’s Business Personal Property is damaged or destroyed because of any act or conduct, negligent or otherwise, by Landlord and/or by Landlord’s Associates, Tenant shall have no rights against Landlord by virtue of such damage or destruction, and Tenant hereby releases Landlord from all Claims by Tenant directly or indirectly resulting from the damage or destruction to Tenant’s Business Personal Property by the conduct of Landlord and/or Landlord’s Associates, including Claims for loss of business or loss of profits. Notwithstanding the foregoing, nothing herein shall be deemed to release Tenant’s or Landlord’s independent contractors from any liability to Tenant and/or Landlord.

14.4.6    Injury and Death to Individuals. Landlord and Tenant understand that waivers of subrogation do not apply to injury to and death of individuals. Landlord and Tenant shall each carry insurance, as provided by this Article 14, in connection with injury and death to individuals. Landlord hereby agrees to indemnify and hold Tenant harmless from any Claims which Tenant may otherwise have with respect to injury or death to individuals occurring within the Property but outside the Premises, except to the extent that such injury or death is caused by Tenant and/or Tenant’s Associates, through negligence or otherwise, and is not covered by the insurance Landlord is required to carry under this Lease. Likewise, Tenant agrees to indemnify, defend, protect, and hold Landlord harmless from any Claims for injury or death to persons occurring within the Premises or caused, directly or indirectly, by Tenant or Tenant’s Associates outside the Premises, except to the extent such injuries or death are caused by Landlord and/or Landlord’s Associates, through negligence or otherwise, and are not covered by the insurance Tenant is required to carry under this Lease.

14.4.7    Abatement of Rent. Except as may be expressly provided elsewhere in this Lease, Tenant shall not be entitled to Rent abatement and shall not otherwise have, and hereby releases Landlord from, any Claims resulting from Tenant’s inability to utilize all or any part of the Premises, except to the extent that Tenant is unable to use all or any part of the Premises and does not use all or any part of the Premises as a result of Landlord’s intentional decision to refuse to provide access to the Building and/or the Premises and/or to provide services and/or utilities to Tenant as required to be provided by Landlord to Tenant pursuant to this Lease, where such refusal is not caused by a Force Majeure occurrence.

14.4.8    Availability of Waiver of Subrogation. If an insurance policy cannot be obtained with a waiver of subrogation or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation at no additional cost or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

14.5 OTHER CASES OF DAMAGE OR INJURY. In all cases not covered by the foregoing provisions of this Article 14, Tenant hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises from any cause other than the active negligence or intentional misconduct of, or violation of this Lease by, Landlord and its agents or employees. Without limiting the generality of the foregoing, Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise, or property of Tenant or Tenant’s Associates or any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction, or other defects of the Systems and Equipment, pipes, sprinklers, wires, INC, appliances, plumbing, heating, air-conditioning, or lighting fixtures of the same, whether the damage or injury results from conditions arising upon the Premises or upon other portions of the Property, the Complex, or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant or occupant of the Property or Complex. In all cases not covered by the foregoing provisions of this Article 14, Tenant shall indemnify, defend, protect, and hold Landlord harmless against (a) any and all Claims arising from any death or injury to any person or damage to any property whatsoever occurring in, on, or about the Premises or any part thereof, and (b) any and all Claims occurring in, on or about any of the Common Areas, the Property, or the Complex, when such injury or damage is caused in whole or in part by the act, negligence, fault, or omission of any duty with respect to the same by Tenant or Tenant’s Associates. In all cases not covered by the foregoing provisions of this Article 14, Tenant shall further indemnify, defend, protect, and hold Landlord harmless from and against any and all Claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease, or arising from any act or negligence of Tenant or Tenant’s Associates, and from and against all costs, attorneys’ fees, expenses, and liabilities incurred in connection with any such Claim or any action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such Claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord; provided, however, that Tenant shall not be liable in any case for damage to property or death or injury to person(s) occasioned by the active negligence or intentional misconduct of, or violation of this Lease by, Landlord or Landlord’s Associates, unless covered by insurance Tenant is required to provide.

15     DAMAGE OR DESTRUCTION

15.1 LOSS COVERED BY INSURANCE. If at any time prior to the expiration or termination of this Lease the Premises or the Property is wholly or partially damaged or destroyed by any casualty which results in a loss to Landlord that is fully covered by insurance maintained by Landlord or for Landlord’s benefit (or required to be maintained by Landlord pursuant to § 14.3 above), which casualty renders the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant’s business, the parties agree that the following provisions shall modify their obligations under this Lease after such damage or destruction.

15.1.1    Repairs Which Can Be Completed Within Six (6) Months. Within thirty (30) days after Tenant’s written notice to Landlord of such damage or destruction, Landlord shall provide Tenant with notice of its determination of whether the damage or destruction can be repaired within six (6) months after the commencement of the work of repairing such damage or destruction without the payment of overtime or other premiums. If all repairs to Premises or Property can, in Landlord’s judgement, be completed within six (6) months following the date of the commencement of the work of repairing such damage or destruction without the payment of overtime or other premiums, Landlord shall, at Landlord’s expense, repair the same; and this Lease shall remain in full force and

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

effect, except that a proportionate reduction of the Base Rent shall be allowed Tenant to the extent that the Premises shall be rendered inaccessible or unusable by Tenant and are not used by Tenant during the period of time that such portion is unusable or inaccessible and not used by Tenant.

15.1.2    Repairs Which Cannot Be Completed Within Six (6) Months. If all such repairs to the Property and Premises cannot, in Landlord’s judgement, be completed within six (6) months following the commencement of the work of repairing such damage or destruction without the payment of overtime or other premiums, Landlord shall notify Tenant of such determination; and in such an event, either Landlord or Tenant may, at its option, upon written notice to the other party given within sixty (60) days after the occurrence of such damage or destruction, elect to terminate this Lease as of the date of the occurrence of such damage or destruction. In the event that neither Landlord nor Tenant elects to terminate the Lease in accordance with the foregoing provisions, then Landlord shall, at Landlord’s expense, repair such damage or destruction; and in such event, this Lease shall continue in full force and effect, except that the Base Rent shall be proportionately reduced as provided in § 15.1.1 above; provided, however, that if any such repair is not commenced by Landlord within ninety (90) days after the occurrence of such damage or destruction or is not substantially completed by Landlord within nine (9) months after the occurrence of such damage or destruction, then in either such event Tenant may, at its option, upon written notice to Landlord, elect to terminate this Lease as of the date of Landlord’s receipt of such notice. Notwithstanding the foregoing, Tenant shall have no right to terminate this Lease in the situation just described if all of the following conditions are met: (x) Landlord shall have informed Tenant in its notice of determination that the repair of such damage or destruction could not be substantially completed by Landlord within nine (9) months after the occurrence of such damage or destruction; (y) Tenant shall not have elected to terminate the Lease by written notice delivered to Landlord within sixty (60) days after the occurrence of such damage or destruction; and (z) Landlord shall have commenced the work of repairing such damage or destruction.

15.2 LOSS NOT COVERED BY INSURANCE. If at any time prior to the expiration or earlier termination of this Lease the Premises or the Property is totally or partially damaged or destroyed in connection with a casualty, which loss to Landlord is not fully covered by insurance maintained by Landlord or for Landlord’s benefit (or required to be maintained by Landlord pursuant to § 14.3 above); and if such damage renders the Premises inaccessible or unusable to Tenant for their intended purpose in the ordinary course of its business, Landlord may, at its option, upon written notice given to Tenant within sixty (60) days after Tenant’s written notice to Landlord of the occurrence of such damage or destruction, either (a) elect to repair or to restore such damage or destruction or (b) elect to terminate this Lease. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect, except that the Base Rent shall be proportionately reduced as provided in § 15.1.1 above. If Landlord does not elect by notice to Tenant to repair such damage, the Lease shall terminate as of the date of Tenant’s receipt of Landlord’s notice of election to terminate. Notwithstanding the foregoing, if all repairs to the Premises or the Building cannot, in Landlord’s reasonable judgement, be completed within six (6) months following the date of the commencement of the work of repairing such damage or destruction without the payment of overtime or other premiums, then either Landlord or Tenant may at the option of either, upon written notice to the other party given within sixty (60) days after the occurrence of such damage or destruction, elect to terminate this Lease as of the date of such notice.

15.3 DESTRUCTION DURING FINAL YEAR. Notwithstanding anything to the contrary contained in §§ 15.1 and15.2, if the Premises or the Building are wholly or partially damaged or destroyed within the final twelve (12) months of the Term of this Lease or, if an applicable renewal option has been exercised, during the last year of any renewal term, in such a way that Tenant shall be prevented from using the Premises for at least thirty (30) consecutive days as a result of such damage or destruction, then either Landlord or Tenant may, at the option of either, by written notice to the other party delivered within sixty (60) days after the occurrence of such damage or destruction, elect to terminate the Lease as of the date of such notice.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

15.4 DESTRUCTION OF TENANT’S PROPERTY. Under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant’s Property. However, as part of Operating Expenses, Landlord shall cause to be insured the Improvements in the Premises which do not consist of Tenant’s Property and shall cause such Improvements to be repaired and restored at Landlord’s sole expense, except that Tenant shall pay any applicable deductible. Landlord shall have no responsibility for any contents placed or kept in or on the Premises or the Property by Tenant or Tenant’s employees or invitees or any other person claiming through Tenant.

15.5 EXCLUSIVE REMEDY. Landlord and Tenant agree that their respective rights and obligations in the event of any damage or destruction of the Premises, Property, or Complex shall be governed exclusively by this Lease. Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases Tenant’s rights under California Civil Code §§ 1932(2), 1933(4), and 1942, as the same may be modified or replaced hereafter. No damages, compensation, setoff, allowance, or claim shall be payable by Landlord for any inconvenience, interruption, or cessation of Tenant’s business or any annoyance arising from any damage to or destruction of all or any portion of the Premises, Property, or Complex.

16     EMINENT DOMAIN

16.1 CONDEMNATION. If the whole or any material part of the Premises or Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose; or if any adjacent property or street shall be so taken, condemned, reconfigured, or vacated by such authority in such manner as to require the use, reconstruction, or remodeling of any part of the Premises or Property; or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation (collectively “Takings”), Landlord shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred and eighty (180) days after the date of such Taking. Tenant shall have reciprocal termination rights, on the same terms and conditions and to be exercised in the same manner as the foregoing sentence provides, if the whole or any material part of the Premises is permanently taken, or if access to the Premises is permanently materially impaired.

16.2 RENTAL APPORTIONMENT. All Rent shall be apportioned as of the date of such termination or the date of such Taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.

16.3 AWARDS AND DAMAGES. Landlord shall be entitled to receive the entire award or payment in connection with any Taking, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses, so long as such claim does not diminish the award available to Landlord and such claim is payable separately to Tenant.

16.4 TEMPORARY CONDEMNATION. If part or all of the Premises are condemned for a limited period of time (“Temporary Condemnation”), this Lease shall remain in effect. The Rent and Tenant’s obligations for the part of the Premises taken shall abate during the Temporary Condemnation in proportion to the part of the Premises that Tenant is unable to use in its business operations as a result of the Temporary Condemnation. Landlord shall receive the entire award for any Temporary Condemnation.

17     ASSIGNMENT AND SUBLETTING

17.1 CONSENT REQUIRED FOR TRANSFER. Tenant agrees that it shall not assign, sublet, mortgage, hypothecate, or encumber this Lease, nor permit or allow the Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. The actions described

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

in the foregoing sentence are referred to collectively herein as “Transfers” and individually as a “Transfer.” If the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the subtenant or occupant and apply the net amount collected to the Rent herein reserved; but no Transfer, occupancy, or collection shall be deemed a waiver of the provisions hereof, the acceptance of the subtenant or occupant as tenant, or a release of Tenant from the further performance hereunder by Tenant. The consent by Landlord to a Transfer shall not relieve Tenant from obtaining the Landlord’s express written consent to any further Transfer. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance.

17.1.1 Corporate Transferor. If Tenant is a corporation, the provisions of § 17.1 shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease, subject to the exceptions set forth in § 17.12 below. Notwithstanding the foregoing, the sale, issuance, or transfer of any stock of Tenant in connection with an equity financing (including an IPO) shall not be deemed an assignment of this Lease or require Landlord’s consent (subject to prior demonstration of the qualified nature of each such transaction as required under §§ 17.2 and 17.12 below).

17.2 NOTICE OF INTENT TO TRANSFER. If Tenant shall at any time or times during the Term of this Lease desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice thereof (the “Transfer Notice”) to Landlord, which notice shall set forth all of the following:

(a)

the proposed terms of the assignment or subletting, including (i) the effective or commencement date thereof, which shall be not less than thirty (30) nor more than one hundred eighty (180) days after the giving of such notice; (ii) in the case of a proposed assignment, the consideration therefor; and (iii) in the case of a proposed subletting, the rental rate to be paid by the proposed subtenant (including any escalation or Additional Rent payable), the term of the proposed sublease (including any renewal options), any work to be performed or paid for by Tenant, the amount of any security deposit, the cost and extent of any so-called “take-over” obligations to be assumed by Tenant on behalf of such subtenant, the amount of any rent concessions to be granted by Tenant, and any other additional monetary or so-called “business” terms or conditions;

(b)	a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business, and its proposed use of the Premises; and

(c)	current financial information with respect to the proposed assignee or subtenant, including its most recent financial report, and any other information which may reasonably be required by Landlord.

17.3 CONDITIONS OF CONSENT. Landlord shall respond in writing to Tenant’s Transfer Notice within ten (10) days after receipt. Providing that Tenant is not in default of any of Tenant’s obligations under this Lease after notice and the expiration of any applicable grace period, Landlord’s consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided the following conditions are met:

(a)	Tenant shall have complied with the provisions of § 17.2 above within the time permitted therefor;

(b)

In Landlord’s reasonable judgement the proposed assignee or subtenant is engaged in a business which would use the Premises, or the relevant part thereof, in a manner which is in keeping with the then-current standards of the Building, is

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

limited to the use expressly permitted under this Lease, and will not violate any negative covenant or other restriction or agreement as to use contained in any other lease of space in the Complex;

(c)

The proposed assignee or subtenant is a reputable entity or person of good character and with reasonably sufficient financial worth considering the responsibility involved (and in no event of less financial standing than Tenant), is not subject to any toxic or hazardous materials cleanup order with respect to any other property, and Landlord has been furnished with reasonable proof thereof;

(d)

Neither the proposed assignee or sublessee nor any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Complex, provided Landlord then has suitable space in the Complex available for leasing. For purposes of this Lease control shall be deemed to mean ownership of more than fifty percent (50%) of all the voting stock of a corporation or more than fifty percent (50%) of all the legal and equitable interest in any other business entity;

(e)	The proposed assignee or sublessee is not a person or entity with whom Landlord is then negotiating to lease space in the Building;

(f)	The form of the proposed lease shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 17;

(g)	There shall not be more than two (2) subtenants (not including the Permitted Occupant (as defined in § 17.13 below) of the Premises);

(h)

Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred or paid by Landlord to third persons in connection with said assignment or sublease, including costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent; and

(i)	The sublease shall not allow the use of the Premises or any part thereof for (i) the sale of food for on or off-premises consumption or (ii) use by a foreign or domestic governmental agency.

Whether or not Landlord shall grant consent, Tenant shall pay $500.00 towards Landlord’s review and processing expenses in connection with any Transfer request, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

17.4 CONTINUATION OF LEASE TERMS. Each subletting pursuant to this Article 17 shall be subject to all of the covenants, agreements, terms, provisions, and conditions contained in this Lease. Notwithstanding any such subletting to any other subtenant and/or acceptance of Rent by Landlord from any subtenant, Tenant shall remain liable for the payment of the Base Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions, and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease; and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person or entity claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article 17. If Landlord shall decline to give its consent to any proposed assignment or sublease, Tenant shall indemnify, defend, protect, and hold

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

Landlord harmless against and from any and all Claims resulting from any Claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

17.5 LAPSE OF CONSENT. In the event that Landlord consents to a proposed Transfer described in the Transfer Notice and Tenant fails to execute and deliver the assignment or sublease described in the Transfer Notice to which Landlord consented within one hundred twenty (120) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of § 17.2 above before assigning this Lease or subletting all or part of the Premises.

17.6 TRANSFER DOCUMENTATION. With respect to each and every Transfer authorized by Landlord under the provisions of this Lease, it is further agreed as follows:

(a)	no subletting shall be for a term ending later than one day prior to the Expiration Date of this Lease;

(b)	no sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

(c)

each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination (whether by voluntary surrender or otherwise), re-entry, or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title, and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then-executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease; (ii) subject to any offset, credit, or allowance not expressly provided in such sublease which theretofore accrued to such subtenant against Tenant or (iii) bound by any previous modification of such sublease or by any previous prepayment of more than one month’s rentals; and

(d)

each assignment or sublease document must provide that the assignee or subtenant expressly assumes all obligations of the Tenant under the Lease as joint and several obligations without any release of Tenant.

17.7 TRANSFER PREMIUM. If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor pay to Landlord, as Additional Rent, the following amounts (collectively the “Transfer Premium”):

(a)

in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment, including sums paid for the sale of Tenant’s Property, but excluding the following: (i) in the case of a sale of Tenant’s Property, the then-current net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns; (ii) then-customary brokerage commissions being paid by Landlord for leasing of space in the Building or, if less, the brokerage commission paid by Tenant in connection with the assignment; (iii) reasonable legal fees and disbursements; and (iv) reasonable amounts paid by Tenant for tenant improvements constructed for the assignee; and

(b)	in the case of a sublease, fifty percent (50%) of any rents, additional charge, or other consideration paid under the sublease to Tenant by the subtenant which is in excess

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

of the Base Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, including sums paid for the sale or rental of Tenant’s Property, but excluding the following: (i) in the case of the sale or lease of Tenant’s Property, the then-current net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns; (ii) then-customary brokerage commissions being paid by Landlord for leasing of space in the Building or, if less, the brokerage commission paid by Tenant in connection with the sublease; (iii) reasonable legal fees and disbursements; and (iv) reasonable amounts paid by Tenant for tenant improvements constructed for the subtenant.

The sums payable as the Transfer Premium under this § 17.7 shall be paid to Landlord as and when payable by the subtenant or assignee to Tenant.

17.8 ASSUMPTION BY TRANSFEREE     Any Transfer, whether made with Landlord’s consent pursuant to § 17.1 or without Landlord’s consent pursuant to § 17.1.1, shall be made only if, and shall not be effective until, the assignee or subtenant shall execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord under which the assignee or transferee shall assume the obligations of this Lease on the part of Tenant to be performed or observed, from and after the date of Transfer, and whereby the assignee or transferee shall agree that the provisions in § 17.1 shall, notwithstanding such Transfer, continue to be binding upon it in respect of all future Transfers. The original named Tenant covenants that, notwithstanding any Transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Base Rent and/or Additional Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Base Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

17.9 NO WAIVER OR DISCHARGE. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed shall not be discharged, released, or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

17.10    LISTING OF NAME. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any Transfer of this Lease or to any sublease of the Premises or to the use or occupancy of the Premises by others.

17.11    NET PROFITS AGREEMENT. Anything contained in the foregoing provisions of this Article 17 to the contrary notwithstanding, neither Tenant nor any other person or entity having an interest in the possession, use, occupancy, or utilization of the Premises shall enter into any lease, sublease, license, concession, or other agreement for use, occupancy, or utilization of space in the Premises which provides for rental or other payment for such use, occupancy, or utilization based, in whole or in part, on the net income or profits derived by any person from the premises leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales); and any such purported lease, sublease, license, concession, or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises.

17.12    AFFILIATES. Notwithstanding anything to the contrary in this Article 17, Landlord’s consent shall not be required in the event Tenant desires to transfer a majority of iots stock as described in § 17.1.1 above or assign this Lease or sublet the Premises or any portion thereof to any corporation or entity which controls, is controlled by, or is under common control with Tenant, or to an entity related to

Tenant by merger, or a purchaser of substantially all of Tenant’s stock or assets, provided and subject to the following conditions:

(a)	Tenant shall not be in default of any of the terms, covenants, or conditions on Tenant’s part to observe or perform hereunder beyond applicable notice and cure periods;

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

(b)	such sublet or assignment shall be subject to all of the terms, covenants, and conditions of this Lease;

(c)

Tenant shall notify Landlord of such sublet or assignment in accordance with § 17.2 hereof and furnish Landlord with reasonably satisfactory evidence that such sublessee or assignee controls, is controlled by, or is under common control with Tenant or is otherwise covered by this § 17.12 above; and

(d)

in the event of such merger, consolidation, or transfer of a majority of its stock or substantially all of Tenant’s assets, the successor to Tenant (or Tenant following a stock transfer) has a net worth, computed in accordance with generally-accepted accounting principles, at least equal to the net worth of Tenant immediately prior to such merger, consolidation, or transfer; and proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

As used herein, the terms control and common control shall be deemed to mean the ownership of fifty percent (50%) or more of all of the issued and outstanding voting shares of such corporation, or fifty percent (50%) or more of all the legal and equitable interest in any such business entities.

17.13    PERMITTED OCCUPANTS. Landlord hereby agrees that the provisions of this Article 17 shall not apply to the shared occupancy of individual offices in the Premises with Tenant by individuals renting not more than one (1) such office (the “Permitted Occupant”), provided that the space occupied by the Permitted Occupant shall not be separately demised or contain separate entrances, demarcations, or reception areas and the occupancy by the Permitted Occupant shall be upon and subject to all of the terms and conditions of this Lease.

18     SUBORDINATION AND ATTORNMENT

18.1    SUBORDINATION OF LEASE. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to (a) all ground leases, overriding leases, and underlying leases of the Building, Property, and/or the Complex now or hereafter existing; (b) all mortgages which may now or hereafter affect the Building, Property, or Complex and any of such leases, whether or not such mortgages shall also cover other lands and/or buildings; (c) each and every advance made or hereafter to be made under such mortgages; and (d) to all renewals, modifications, replacements, and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This § 18.1 shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder (“Holder”) of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article 18 are hereinafter sometimes referred to as “Superior Leases”; the mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes referred to as “Superior Mortgages”; and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter referred to as a “Lessor.” Notwithstanding the foregoing, Tenant agrees, upon written request from Landlord or any Holder or Lessor, to reorder the relative priority of the Lease with respect to any particular Superior Mortgage or Superior Lease so as to subordinate the lien of any such Superior Mortgage or Superior Lease to the

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

Lease. Tenant agrees to execute any instrument which Landlord or any Holder or Lessor may present in order to effect such prioritization of the Lease, provided that such instrument does not modify any material term of the Lease or increase Tenant’s obligations thereunder.

18.2 NOTICE AND CURE RIGHT. In the event of any action or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right unless and until (i) Tenant shall have given written notice of such act or omission to the Holder of each Superior Mortgage and the Lessor of each Superior Lease whose name and address shall previously have been furnished to Tenant in writing; and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage Holder or Lessor within a reasonable period of time, a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Holder or Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Holder or Lessor shall with due diligence give Tenant written notice of intention to remedy such act or omission and shall thereafter diligently and continuously prosecute such cure to completion.

18.3 ATTORNMENT. If the Lessor of a Superior Lease or the Holder of a Superior Mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights or other person having or acquiring title by virtue of such foreclosure or termination (herein sometimes referred to as “Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions, and covenants in this Lease, except as follows:

(a)	the Successor Landlord shall not be liable for any previous act or omission of Landlord under this Lease;

(b)	the Successor Landlord shall not be subject to any offset (unless expressly provided for in this Lease) which shall have theretofore accrued to Tenant against Landlord;

(c)

the Successor Landlord shall not be bound by any previous modification of this Lease, unless expressly provided for in this Lease, or by any previous prepayment of more than one month’s Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the Lessor of the Superior Lease or the Holder of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

19     FINANCING REQUIREMENTS

19.1 LENDER-REQUESTED MODIFICATIONS. If, in connection with obtaining financing or refinancing for the Property or Complex a prospective lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant shall not withhold, delay, or unreasonably condition its consent thereto. It is agreed that, among the modifications which shall be deemed reasonable, are modifications to the subordination and attornment provisions of this Lease, modifications to the notice provisions of this Lease, modifications to the provisions of this Lease which permit the lender to cure any defaults by Landlord, and modifications to the provisions which grant additional time to cure as may be reasonably required by the lender.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

19.2 FAILURE TO COMPLY. If Tenant fails or refuses to execute and deliver to Landlord, within fifteen (15) days after written notice to do so, the amendment(s) to this Lease accomplishing such reasonable modification(s), Landlord, at its sole option, shall have the right either (a) to terminate this Lease after the expiration of any applicable notice and cure periods or (b) to execute the amendment for and on behalf of Tenant as its attorney-in-fact. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact solely to execute any documents required to carry out the intent of § 19.1 above on behalf of Tenant.

20     DEFAULT

20.1 TENANT’S DEFAULT. Tenant’s failure to perform any of its obligations under this Lease when due and in the manner required shall constitute a material breach and default (“Event of Default”) of this Lease by Tenant, subject to any cure period(s) permitted or available under applicable laws or statutes. In addition, the following shall also be deemed Events of Default hereunder:

(a)	Tenant’s abandonment of the Premises;

(b)

any material misrepresentation or omission herein or in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering this Lease or in connection with any Transfer under Article 17;

(c)	cancellation of any guaranty of this Lease by any Guarantor;

(d)

failure by Tenant to cure within any applicable times permitted thereunder any default under any other lease for space in the Complex or any other buildings owned or managed by Landlord or its affiliates now or hereafter entered by Tenant; and any Default hereunder not cured within the times permitted for cure herein shall, at Landlord’s election, constitute a default under any other such lease or leases;

(e)	The levy of a writ of attachment or execution on this Lease or on any of Tenant’s property;

(f)	Tenant’s or any Guarantor’s general assignment for the benefit of creditors or arrangement, composition, extension, or adjustment with its creditors;

(g)

Tenant’s or any Guarantor’s filing of a voluntary petition for relief, or the filing of a petition against Tenant or any Guarantor in a proceeding under the Federal Bankruptcy laws or other insolvency laws which is not withdrawn or dismissed within forty-five (45) days thereafter; or, under the provisions of any law providing for reorganization or winding up of corporations, the assumption by any court of competent jurisdiction of jurisdiction, custody, or control of Tenant or any substantial part of its property, or of any Guarantor, where such jurisdiction, custody, or control remains in force unrelinquished, unstayed, or unterminated for a period of forty five (45) days;

(h)

In any proceeding or action in which Tenant is a party, the appointment of a trustee, receiver, agent, or custodian to take charge of the Premises or Tenant’s Property for the purpose of enforcing a lien against the Premises or Tenant’s Property; or

(i)

If Tenant or any Guarantor is a partnership or consists of more than one (1) person or entity, the involvement of any partner of the partnership or other person or entity in any of the acts or events described in subsections (i) through (l) above.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

Notwithstanding anything to the contrary herein, an Event of Default shall not be deemed to have occurred if Tenant fails to perform any covenant of this Lease other than its obligation timely to pay the Rent, unless such failure continues after Landlord’s delivery of written notice for a period of thirty (30) days or such longer time as may reasonably be required to cure the default, provided in the latter case that Tenant immediately begins to cure such nonmonetary default and thereafter diligently and continuously prosecutes such cure to completion.

20.2 LANDLORD’S REMEDIES. Upon the occurrence of an Event of Default hereunder, Landlord shall have the right, in addition to any other rights or remedies Landlord may have under Laws, at Landlord’s option, without further notice or demand of any kind, to elect to do one of the following alternatives:

(i)

Terminate this Lease and Tenant’s right to possession of the Premises, re-enter the Premises, and take possession thereof; and Tenant shall have no further claim to the Premises or under this Lease; or

(ii)

Continue this Lease in effect and collect any unpaid Rent or other charges which have theretofore accrued or which thereafter become due and payable. It is intended hereunder that Landlord have the remedy described in California Civil Code § 1951.4, which provides that a landlord may continue a lease in effect after a tenant’s breach and abandonment and recover rent as it becomes due, if tenant has the right to sublease or assign, subject only to reasonable limitations.

In the event of any re-entry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant’s Property from the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant.

20.2.1    No Waiver of Default. The waiver by Landlord of any Event of Default or of any other breach of any term, covenant, or condition of this Lease shall not be deemed a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition. Acceptance of Rent by Landlord subsequent to any Event of Default or breach hereof shall not be deemed a waiver of any preceding Event of Default or breach other than the failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant, or condition of this Lease, unless Landlord gives Tenant written notice of such waiver. Tenant should not rely upon Landlord’s failure or delay in enforcing any right or remedy hereunder.

20.2.2    Landlord’s Right to Cure. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to), without waiving such default, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

20.3 DAMAGES. Should Landlord elect to terminate this Lease under the provisions of § 20.2 (i) above, Landlord may recover as damages from Tenant the following:

(a)	Past Rent: The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

(b)

Rent Prior to Award: The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)

Rent After Award: The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could have been reasonably avoided; plus

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

(d)

Proximately Caused Damages: Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys’ fees), incurred by Landlord in (i) retaking possession of the Premises; (ii) maintaining the Premises after Tenant’s default; (iii) preparing the Premises for reletting to a new tenant, including any repairs or alterations; and (iv) reletting the Premises, including brokers’ commissions.

“The worth at the time of the award” as used in subsections (a) and (b) above is to be computed by allowing interest at the rate of ten percent (10%) per annum or, if different, the legal rate then applicable in California. “The worth at the time of the award” as used in subsection (c) above is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

20.4 LANDLORD’S DEFAULT. If Landlord fails to perform any covenant, condition, or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying a default and the relevant Lease provision, or if Landlord fails within that thirty-day period after notice to commence to cure any such default which cannot reasonably be cured within thirty (30) days, then, subject to § 21.1 below, Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s breach. Tenant shall not have the right to terminate this Lease or to withhold, reduce, or offset any amount against any payments of Rent or any other charges due and payable under this Lease, except to the extent that a specific Lease provision permits such termination or withholding, reduction, or offset of Rent.

20.5 HOLDER’S RIGHT TO CURE. Tenant shall give any Holder a copy, by registered mail, of any notice of default served upon Landlord, provided that Tenant previously has been notified in writing of the address of such Holder. If Landlord fails to cure such default within the time provided in this Lease, any such Holder shall have an additional forty-five (45) days within which to cure such default by Landlord or, if such default cannot reasonably be cured within that time, such additional time as may be necessary, provided that within such forty-five (45) day period the Holder has commenced and is pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so pursued.

20.6 SURVIVAL OF REMEDIES. The remedies permitted under this Article 20, the parties’ indemnities under §§ 14.4.3, 14.4.4, and14.4.5, and § 29.5 below shall survive the termination of this Lease.

21     LIMITATIONS ON LANDLORD’S LIABILITY

21.1 PERSONAL LIABILITY. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Property or the Premises shall be limited to the value of the interest of Landlord in the Property (and the rental proceeds thereof). Under no circumstances shall Landlord ever be liable for consequential or punitive damages, including damages for lost profits or for business interruption. Tenant agrees to look solely to Landlord’s interest in the Property (and the rental proceeds thereof) for the recovery of any judgement against Landlord, and Landlord shall not be personally liable for any such judgement or deficiency after execution thereon. The limitations of liability contained in this Article 21 shall apply equally and inure to the benefit of Landlord’s present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents, and employees, and their respective partners, heirs, successors, and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), or trustee

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

or beneficiary (if Landlord or any partner of Landlord is a trust) or corporate officer, director, or shareholder (if Landlord or any partner of Landlord is a corporation or company) or member (if Landlord is a limited liability company) have any liability for the performance of Landlord’s obligations under this Lease.

21.2 LIABILITY UPON TRANSFER. The term Landlord as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease or master lease of the Property. In the event of any transfer, assignment, or other conveyance or transfer of any such title or interest, Landlord herein named (and in case of subsequent transfers or conveyances, the current grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment, or conveyance of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; and, without further agreement, the transferee of such title or interest shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

22     ESTOPPEL CERTIFICATES

22.1 REQUEST AND DELIVERY. Within ten (10) days following any written request Landlord may make from time to time, Tenant without any charge therefor, shall execute, acknowledge, and deliver a statement certifying the following: (a) the Commencement Date of this Lease; (b) the fact that this Lease is unmodified and in full force and effect or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications; (c) the date to which the Rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in the statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 22 may be relied upon by any Holder, Lessor, beneficiary, purchaser, or prospective purchaser of the Building, the Complex, or any interest therein. Tenant’s failure to deliver any such statement within the specified ten-day period shall constitute a material default hereunder, and Tenant shall indemnify, defend, protect, and hold Landlord harmless from and against any and all Claims which Landlord may sustain or incur as a result of or in connection with Tenant’s failure or delay in delivering such statement.

22.2 ELECTION TO SELL BUILDING. If Landlord elects to sell the Building or to obtain loans secured by a lien on the Building, Tenant, promptly after demand, shall include with the estoppel certificate(s) provided to any prospective purchaser or lender as required under this Article 22 any financial statements of Tenant reasonably required by the purchaser or lender. The financial statements so provided shall be kept confidential as to any parties other than the purchaser or lender.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

23     NOTICES

23.1 MANNER OF DELIVERY. Any notice required or permitted under this Lease shall be in writing and shall be delivered in at least one of the following ways: (a) personally or by private hand-delivery messenger service; (b) by depositing the same in the United States mail, postage prepaid, registered or certified, return receipt requested; (c) by depositing such notice, postage prepaid, with Federal Express or another nationally-recognized private overnight delivery service; or (d) by any other means permitted or required by applicable California law or statutes relevant in the context in which such notice is given. Each such notice shall be addressed to the intended recipient at such party’s address set forth as follows, or at such other address as such party has theretofore specified by written notice delivered in accordance with this § 23.1:

if to Landlord:

KASHIWA FUDOSAN AMERICA, INC.

c/o RiverRock Real Estate Group, Inc.

Attn: Property Manager

400 Oyster Point Boulevard, Suite 117

South San Francisco, CA 94080

copy to:

Metro Properties, LLC, Agent

Attn: Oyster Point Asset Manager

11150 West Olympic Boulevard, Suite 1090

Los Ángeles, CA 90064

if to Tenant:

SATSUMA PHARMACEUTICALS, INC.

Attn: General Manager

400 Oyster Point Boulevard, Suite 221

South San Francisco, CA 94080

23.2 REQUIRED CONTENTS. Every notice (other than the giving or withholding of consent or approval under the provisions of the Lease) given to a party shall state the section of the Lease pursuant to which the notice is given; the period of time within which the recipient of the notice must respond (or, if no response is required, a statement to that effect); and if applicable, that the failure to object to the notice within the stated time period will be deemed to be the equivalent of the recipient’s approval, consent to, or satisfaction with the subject matter of the notice.

23.3 PRESUMPTION OF RECEIPT. Any notice delivered personally or by private messenger service shall be deemed delivered on the next day following the deposit of such notice at the recipient’s address. Any notice delivered by Federal Express or another nationally-recognized private overnight delivery service shall be deemed delivered on the earlier of (y) the second day following deposit thereof with the carrier or (z) the delivery date shown on the carrier’s record of delivery. Any notice delivered by mail in the manner specified in § 23.1 shall be deemed delivered on the earlier of (a) the third day following deposit thereof in the United States Mail or (b) the delivery date shown on the return receipt prepared in connection therewith. Refusal by Tenant or Landlord to accept either certified or registered mail shall constitute a waiver of such notice by the respective party.

24     BROKERS

24.1 TENANT’S REPRESENTATION. Tenant represents and warrants to Landlord that Tenant has dealt with no broker in connection with this Lease other than JLL and Cushman & Wakefield of California, Inc. Tenant shall be responsible for all foreseeable consequences of damages (including attorneys’ fees and costs) resulting from any claims that may be asserted against Landlord by any other broker, finder, or other person with whom Tenant has or purportedly has dealt in connection with this Lease, and Tenant agrees to indemnify, defend, protect, and hold Landlord harmless in connection with any such Claims which may be asserted.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

25     RIGHTS RESERVED TO LANDLORD

25.1 ACCESS TO PROPERTY. All of the Property except the inside surfaces of all walls, windows, and doors bounding the Premises (including exterior Building walls, core corridor walls and doors, and any core corridor entrance) and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric, or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purpose of operation, maintenance, decoration, and repair, are reserved to Landlord. Tenant shall permit Landlord to install, use, replace, and maintain pipes, ducts, and conduits within the demising walls, bearing columns, and ceilings of the Premises.

25.2 CONTROL OF PROPERTY. Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages, or other claims of any kind), including more particularly the following rights:

(a)

Name, Address, Access. To change the name or street address of the Property; install and maintain signs on the exterior and interior of the Property; retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; grant to any Person the right to conduct any business or render any service at the Property, whether or not it is the same or similar to the use permitted Tenant by this Lease; and have access for Landlord and other tenants of the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service.

(b)

Entry into Premises. To enter the Premises at reasonable hours for reasonable purposes, including inspection and supplying cleaning service or other services to be provided Tenant hereunder, to show the Premises to current and prospective lenders, ground lessors, insurers, and prospective purchasers, tenants and brokers, at reasonable hours; and if Tenant shall abandon the Premises at any time, or shall vacate the same during the last three (3) months of the Term, to decorate, remodel, repair, or alter the Premises.

(c)

Safety Measures. To limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.

(d)

Improvements. To decorate and to make alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof, and any adjacent building, structure, parking facility, land, street or alley (including changes and reductions in corridors, lobbies, parking facilities and other public areas and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, or with any other repairs, maintenance, improvements or alterations, in or about the Property, Landlord may erect scaffolding and other structures reasonably required, and during such operations may enter upon the Premises and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements, and may close public entry ways, other public areas, restrooms, stairways or corridors.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

25.3 LANDLORD’S RIGHT TO MAINTAIN. Except as expressly otherwise provided in this Lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption, or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted to make by this Lease, by any other lease or agreement affecting the Property, or by Law, in or to any portion of the Property, Complex, or the Premises, including the Systems and Equipment and appurtenances of the Property or the Premises, provided that Landlord shall use due diligence with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially diminish Tenant’s beneficial enjoyment of the Premises for their intended use.

25.4 REASONABLE NOTICE. In connection with entering the Premises to exercise any of the foregoing rights, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant’s on-site manager or other appropriate person (except in emergencies, or for routine cleaning or other routine matters), and (b) take reasonable steps to avoid any unreasonable interference with Tenant’s business.

26     BUILDING PLANNING

26.1 RELOCATION RIGHT. In the event Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with Landlord’s planning program for the Building, upon notifying Tenant in writing, Landlord shall have the one-time right to move Tenant to other comparable space in the Building on a weekend reasonably acceptable to Tenant on not less than ninety (90) days’ advance notice, provided such space is not more than ten percent (10%) larger than the Premises and has comparable views, configuration, and finishes. If the relocated space is smaller than the Premises as it existed before the relocation, Rent and Tenant’s Share hereunder shall be reduced proportionally. If the relocated space is larger than the Premises as it existed before the relocation, rent as and Tenant’s Share shall remain in the same amount. If Landlord elects to move Tenant to such other space, Landlord shall pay for (a) all direct, out of pocket, reasonable expenses of Tenant in moving from the Premises to the new space, including stationery, business cards, data cabling and configuring Tenant’s work stations and (b) the cost of improving the new space so that the level of improvements in the new space is comparable to the level of improvements in the Premises. All the terms and conditions of the original Lease shall remain in full force and effect, except that (i) a revised Exhibit B shall become a part of this Lease and shall reflect the location of the new space; and (ii) Tenant agrees to execute promptly upon notice from Landlord an amendment to this Lease amending the Table and corresponding sections of the Lease in order to reflect all correct data for the new space.

27     HOLDING OVER

27.1 HOLDOVER. Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord one hundred fifty percent (150%) of the amount of Rent then applicable prorated on per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration of the Term or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. In the case of any such holdover, the Lease shall be converted to a month-to-month tenancy which either party may terminate upon written notice of not less than thirty (30) days to the other. Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises and shall be subject to the provisions of § 11.1 above.

27.2 PERMISSIVE MONTH-TO-MONTH TENANCY. Notwithstanding the foregoing to the contrary, at any time before or after expiration or earlier termination of the Term of the Lease, Landlord may serve notice advising Tenant of the amount of Rent and other terms required, should Tenant desire to enter a month- to-month tenancy. If Tenant shall hold over more than one full calendar month after such notice, Tenant

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

shall thereafter be deemed a month-to-month tenant, on the terms and provisions of this Lease then in effect, as modified by Landlord’s notice, except that Tenant shall not be entitled to any renewal or expansion rights contained in this Lease or any amendments hereto.

28     PARKING

28.1 AVAILABLE PARKING. Subject to the terms and conditions contained in the balance of this Article 28, Landlord agrees to make available to Tenant during the Term of this Lease and any renewal term up to a maximum of fifteen (15) parking spaces on a non-exclusive basis in the area(s) designated by Landlord for parking in the Building’s parking lots and/or facility (the “Parking Facility”) without payment of any parking fee. Said parking spaces shall be in locations designated by Landlord, and parking shall be on a first-come-first-served, unassigned, nonreserved basis. Landlord reserves the right to designate different locations or different parking areas for Tenant’s use without any liability to Tenant and Tenant agrees that any change shall not give rise to any claims or offset against Landlord hereunder. Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord’s parking operator. Landlord reserves the right in its sole and absolute discretion to restrict or prohibit the use of the Parking Facility for any vehicles other than passenger automobiles, such as full-sized vans or trucks. Tenant shall not permit any vehicles belonging to Tenant or Tenant’s employees, agents, customers, contractors, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities and shall not permit any such vehicles to be parked overnight in the Parking Facility; provided, Tenant may apply for an Overnight Parking Permit from Landlord’s Property Manager for limited periods for good cause relating to Tenant’s business, subject to such rules and regulations governing such overnight parking as Landlord’s Property Manager may establish from time to time. A failure to comply with the foregoing provisions shall afford Landlord the right without notice to remove any vehicles involved and to charge the cost to Tenant, which cost shall be immediately due and payable upon demand by Landlord.

28.2 USE AT TENANT’S OWN RISK. Landlord shall have no obligation to monitor the use of the Parking Facility. Tenant’s and its employees’ use of the Parking Facility shall be at the sole risk of Tenant and its employees. Unless caused by the willful harmful act of Landlord, Landlord shall have no responsibility or liability for any injury or damage to any person or property by or as a result of the use of the Parking Facility (or substitute parking) by Tenant and its employees, whether by theft, collision, criminal activity, or otherwise, and Tenant hereby assumes, for itself and its employees, all risks associated with any such occurrences in or about the Parking Facility.

29     MISCELLANEOUS PROVISIONS.

29.1 GENERAL DEFINITIONS. The definitions which follow shall apply generally to the provisions of this Lease.

(a)

The term business days means Monday through Friday inclusive, excluding Holidays as defined in § 8.1.1 above. Throughout this Lease, wherever days is used the term shall refer to calendar days. Wherever the term business days is used the term shall refer to business days as defined hereunder.

(b)	The term mortgage shall include any mortgage or deed of trust, and the term mortgagee shall include a trustee.

(c)

The terms include, including, and such as shall each be construed as if followed by the phrase “without limitation.” The rule of eiusdem generis shall not be applicable to limit a general statement following or referrable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

(d)

The term obligations under this Lease and words of like import shall mean the covenants to pay Rent and Additional Rent under this Lease and all of the other covenants and conditions contained in this Lease. Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

(e)

The term Tenant’s obligations hereunder and words of like import and the term Landlord’s obligations hereunder and words of like import shall mean the obligations under this Lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to performance of either party’s obligations under this Lease shall be construed as “performance and observance.”

(f)

Reference to Tenant being or not being in default hereunder or words like import shall mean that Tenant is in default in the performance of one or more of Tenant’s obligations hereunder, or that Tenant is not in default in the performance of any of Tenant’s obligations hereunder, or that a condition of the character described in § 20.1 above has occurred and continues or has not occurred or does not continue, as the case may be.

(g)

References to Landlord as having no liability to Tenant or being without liability to Tenant shall mean that Tenant is not entitled to terminate this Lease or to claim actual or constructive eviction, partial or total, or to receive any credit, allowance, setoff, abatement, or diminution of Rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use or occupancy of the Premises.

(h)

The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders, and other requirements of the California Board of Fire Underwriters and/or the California Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Property and/or the Premises.

(i)	The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

(j)

Reference to termination of this Lease includes expiration or earlier termination of the Term of this Lease or cancellation of this Lease pursuant to any of the provisions of this Lease or to Law. Upon a termination of this Lease, the Term and estate granted by this Lease shall end at noon of the date of termination as if such date were the date of expiration of the Term of this Lease, and neither party shall have any further obligation or liability to the other after such termination, except as shall be expressly provided for in this Lease and except for any such obligation as by its nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such termination; and in any event, unless expressly provided to the contrary in this Lease, any liability for a payment or obligation which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

(k)

The term in full force and effect when herein used in reference to this Lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this Lease), as would entitle Landlord to terminate this Lease or to dispossess Tenant.

(l)

The term Tenant shall mean Tenant herein named or any assignee, heir, distributee, executor, administrator, legal representative, or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Premises as owner of the Tenant’s estate and interest granted by this Lease and also, if Tenant is not a single individual or a corporation, all of the persons, firms, and corporations then comprising Tenant; and their liability hereunder shall be joint and several.

29.2 LIGHT AND AIR. No diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

29.3 WAIVER OF TERMS. If either Landlord or Tenant waives the performance of any term, covenant, or condition contained in this Lease, such waiver shall not be deemed to be a waiver of the term, covenant, or condition itself or a waiver of any subsequent breach of the same or any other term, covenant, or condition contained herein. Furthermore, the acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepts such Rent. Failure by Landlord to enforce any of the terms, covenants, or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant, or condition contained in this Lease may only be made by a written document signed by Landlord.

29.4 FAILURE TO DELIVER STATEMENTS. Landlord’s failure during the Term of this Lease to prepare and deliver any of the Statements, estimates, notices, or bills contemplated or required under this Lease, or Landlord’s failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of Rent which may have become due during the Term of this Lease.

29.5 ATTORNEY’S FEES. In the event that any action or proceeding (including arbitration) is brought to enforce or interpret any term, covenant, or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such action or proceeding (whether after trial or upon appeal) shall be entitled to recover from the party not prevailing its expenses therein, including reasonable attorneys’ fees and all allowable costs as fixed by the court.

29.6 CORPORATE REVIEW FEES. Notwithstanding anything to the contrary in this Lease, Tenant agrees to reimburse Landlord for its reasonable costs and/or attorneys’ fees incurred in the review of (i) any transaction with respect to which Tenant is required to give notice under § 17.13 of the Lease and/or (ii) any other change of name, registration, corporate status or merger, acquisition, consolidation, transfer, loan, security, or collateral transaction, or other matter related to Tenant’s legal or corporate status or the financing of any loan or collateral or security associated with the same requiring Landlord’s attention and need to seek legal advice.

29.7 JURY TRIAL. Tenant and Landlord each hereby waive their respective rights to a trial by jury under applicable Laws in the event of any litigation or dispute between Landlord and Tenant arising out of or in connection with this Lease and the parties’ performance thereunder.

29.8 MERGER. Notwithstanding the acquisition (if same should occur) by the same party of the title and interests of both Landlord and Tenant under this Lease, there shall never be a merger of the estates of

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

Landlord and Tenant under this Lease, but instead the separate estates, rights, duties, and obligations of Landlord and Tenant, as existing hereunder, shall remain unextinguished and continue, separately, in full force and effect until this Lease expires or otherwise terminates in accordance with the express provisions herein contained.

29.9 NO MERGER ON VOLUNTARY SURRENDER. A voluntary or other surrender of this Lease by Tenant or the mutual cancellation of this Lease shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

29.10    CONSENT. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding, or delaying by Landlord of any consent, approval, statement, or satisfaction; and in such event, Tenant’s only remedies therefor shall be an action for specific performance, injunction, or declaratory judgement to enforce any right to such consent, approval, statement, or satisfaction.

29.11    COUNTERPARTS. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

29.12    FINANCIAL STATEMENTS. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord’s written request, with financial statements reflecting Tenant’s current financial condition. Landlord shall hold such statements confidentially. Tenant represents and warrants that all financial statements, records, and information furnished by Tenant to Landlord in connection with this Lease are and shall be true, correct, and complete in all respects.

29.13    GENDER AND NUMBER. Words used in neuter gender include the feminine and masculine, where applicable, and words used in the singular or plural shall include the opposite number if appropriate.

29.14    JOINT AND SEVERAL OBLIGATION. If more than one person executes this Lease as Tenant, each of them is jointly and severally liable for the keeping, observing, and performing of all of the terms, covenants, conditions, provisions, and agreements of this Lease to be kept, observed, and performed by Tenant. The term Tenant as used in this Lease shall mean and include each of such signatories jointly and severally. The act of or notice from, or notice or refund to, or the signature of, any one or more of such signatories with respect to the tenancy or this Lease, including any renewal, extension, expiration, termination, or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

29.15    HEADINGS AND SECTION NUMBERS. The headings and titles of the articles and sections of this Lease are used for convenience only and shall have no effect upon the construction or interpretation of this Lease. Wherever a reference is made in this Lease to a particular article or section, such reference shall be deemed to include all subsections following such section reference, unless the contrary is expressly provided in connection with such reference. All references in this Lease to numbered articles, numbered sections, and lettered exhibits are references to articles and sections of this Lease and exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless expressly otherwise designated in the context.

29.16     TIME. Time is of the essence of this Lease and all of its provisions.

29.17    APPLICABLE LAW. This Lease shall in all respects be governed by and interpreted in accordance with the laws of the State of California without reference to its conflicts of law principles. If suit is brought by a party to this Lease, the parties agree that jurisdiction of such action shall be vested

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

exclusively in the state courts of the State of California, County of San Mateo, or in the United States District Court for the Northern District of California, and with its execution and delivery of this Lease Tenant waives any defense it might otherwise have against the jurisdiction of such courts.

29.18    SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

29.19    SIGNS. Tenant shall not place or permit to be placed in or upon the Premises where visible from outside the Premises or any part of the Building, any signs, notices, drapes, shutters, blinds or window coatings, or displays of any type without the prior written consent of Landlord. Landlord shall consent to the location at the cost of Tenant of a building standard sign on or near the entrance of the Premises and shall include Tenant in the Building and Complex directories located in the Building. Landlord reserves the right in Landlord’s sole discretion to place and locate on the roof and exterior of the Building and Complex and in any area of the Building and the Complex not leased to Tenant, such signs, notices, displays and similar items as Landlord deems appropriate in the proper operation of the Building and the Complex.

29.20    EXECUTION BY LANDLORD. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon execution and delivery hereof by Tenant and by Landlord. No act or omission of any employee or agent of Landlord or of Landlord’s broker shall alter, change or modify any of the provisions hereof.

29.21    USE OF NAME. Tenant shall not use the name of the Building or Complex for any purpose other than the address of the business to be conducted by Tenant in the Premises. Tenant shall not use any picture of the Building or Complex in its advertising, stationery or in any other manner so as to imply that the entire Building or Complex is leased by Tenant. Landlord expressly reserves the right at any time to change the name or street address of the Building and/or Complex without in any manner being liable to Tenant therefor.

29.22    NONRECORDABILITY OF LEASE. Tenant agrees that in no event shall this Lease or a memorandum hereof be recorded without Landlord’s express prior written consent, which consent Landlord may withhold in its sole discretion.

29.23    CONSTRUCTION. All provisions hereof, whether covenants or conditions, shall be deemed to be both covenants and conditions. The definitions contained in this Lease, shall be used to interpret the Lease. All rights and remedies of Landlord and Tenant shall, except as otherwise expressly provided, be cumulative and non-exclusive of any other remedy at law or in equity.

29.24    FORCE MAJEURE DELAYS. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of force majeure, strike, labor troubles, acts of God, acts of government, unavailability of materials or labor, or any other cause beyond the reasonable control of Landlord (collectively “Force Majeure Delays”).

29.25    AUTHORITY. If Tenant is a corporation, Tenant represents and warrants that Tenant is qualified to do business in California and that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of Tenant and shall deliver appropriate certification to that effect if requested. If Tenant is a limited liability company, partnership, joint venture, or other unincorporated association, Tenant represents and warrants that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of Tenant and that this Lease is binding on Tenant. Furthermore, Tenant agrees that the execution of any written consent hereunder, or any written modification or termination of this Lease, by any general partner or member of Tenant or any other authorized agent of Tenant, shall be binding on Tenant.

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

29.26    NONDISCLOSURE. Tenant agrees that it shall not disclose any of the matters set forth in this Lease or disseminate or distribute any information concerning the terms, covenants, or conditions thereof to any person, firm, or entity, other than a prospective assignee or subtenant of the Premises, without first obtaining the express written approval of Landlord; provided, however, that Tenant may disclose the contents of this Lease to any director, officer, or employee of Tenant, to Tenant’s lawyers, accountants, or other third party consultants or professionals, to any lenders, investors, or others to whom Tenant provides financial statements, or in response to any legally effective demand for disclosure pursuant to court order or from any other properly constituted legal authority.

29.27    QUIET ENJOYMENT. So long as Tenant is not in default under this Lease beyond any applicable notice and cure periods, Tenant shall have quiet enjoyment of the Premises for the Term, subject to all the terms and conditions of this Lease and all liens and encumbrances prior to this Lease.

ACCESS INSPECTION DISCLOSURE. Pursuant to California Civil Code § 1938, Landlord hereby notifies Tenant that, as of the date of this Lease, the Premises have not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code § 55.53, and the Premises have not been determined to meet all applicable construction-related accessibility standards pursuant to Civil Code § 55.53. In addition, Civil Code § 1938(e) requires that the following language be inserted into this Lease:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

Landlord is acting in compliance with applicable Laws by inserting the foregoing paragraph into this Lease, but Landlord thereby expresses no opinion as to the meaning or applicability of § 1938 and offers no legal advice as to its meaning or applicability. Tenant is informed and agrees that it will seek its own legal counsel if it has questions regarding the meaning of § 1938 or its applicability to this Lease.

29.28    LANDLORD’S REPRESENTATIVE. Tenant acknowledges and agrees that, in executing this Lease, TAK Development, Inc., a California corporation, is acting solely in its capacity as Landlord’s authorized attorney-in-fact. TAK Development, Inc. is not acquiring or assuming any legal liability or obligation to any other party executing this Lease, and any claim or demand of any such other party arising under or with respect to this Lease shall be made and enforced solely against Landlord.

29.29    EXHIBITS AND ATTACHMENTS. All exhibits and attachments referred to in the body of this Lease are deemed attached hereto and incorporated herein by reference. The parties have attached the following exhibits to the Lease prior to execution:

Exhibit A	Site Plan
Exhibit B	Floor Plan of Premises
Exhibit C	Rules and Regulations
Exhibit D	Athletic Facility Use Agreement
Exhibit E	Commencement Date Agreement

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

29.30    ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties hereto.

In witness whereof, the parties have executed this Lease as of the date first above written.

Landlord: KASHIWA FUDOSAN AMERICA, INC., a California corporation		Tenant: SATSUMA PHARMACEUTICALS, INC., a Delaware corporation

By:	TAK Development, Inc., a California corporation	By:
Its:	Attorney-in-Fact		[name typed]
Its:
By: Tomoki Miura, Senior Manager

Robert L. Delsman Approved as to Legal Form & Sufficiency Berkeley, California 2018.01.19 13:50:16 -08’00’

Oyster Point Marina Plaza Office Lease

Kashiwa Fudosan America, Inc. :: Satsuma Pharmaceuticals, Inc.

[Suite 221 (400 OPB); 4,148 rsf]

EXHIBIT B

SUITE 221
UP
DN

MSA
architecture + design
360 22nd Street, Suite 600
Oakland, CA 94612

CUSHMAN & WAKEFIELD

400 OYSTER POINT BLVD.
SOUTH SAN FRANCISCO, CA

SCALE:	N.T.S.
DATE:	06.27.17
PROJECT NO:	17080

ISSUE/REVISION

SUITE 221 - MARKETING TEST FIT - 4,148 RSF

MP - 1

Oyster Point Marina Plaza Rules & Regulations

Oyster Point Marina Plaza Rules & Regulations

[ Exhibit C ]

O Y S T E R    P O I N T    M A R I N A    P L A Z A

Rules And Regulations

1.

The sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress to and egress from the Premises and going from one part of the Building to another part.

2.

Plumbing fixtures shall be used only for their designated purpose, and no foreign substances of any kind shall be thrown therein. Damage to any such fixture resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

3.

Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building. No TV or radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.

4.

There shall not be used in any space, or in the public halls of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any tenant into the Building or kept in or about its premises.

5.

Tenant shall store all its trash and garbage within its Premises. No material shall be placed in the hallways or in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the City of South San Francisco without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

6.

The requirements of tenants will be attended to only upon application in writing at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

7.

These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions, and provisions of any lease of premises in the Building.

8.	Tenant shall not occupy the Building or permit any portion of the Building to be occupied for the manufacture or direct sale of liquor, narcotics, or tobacco in any

Oyster Point Marina Plaza Rules & Regulations

form, or as a medical office, barber shop, manicure shop, music or dance studio, or employment agency. Tenant shall not conduct in or about the Building any auction, public or private, without the prior written approval of Landlord.

9.

Tenant shall not use in the Building any machines, other than standard office machines such as typewriters, calculators, personal computers, photocopiers, and similar machines, without the prior written approval of Landlord. All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not cause improper noises, vibrations, or odors within the Building.

10.

Tenant shall not enter the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Building without the prior written consent of Landlord.

11.

Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building, without the prior written consent of Landlord and as Landlord may direct. Should Landlord grant approval, Tenant agrees to assume full responsibility and warrants that, should a contractor other than the Building Contractor be used, Tenant’s contractor will strictly abide by Landlord’s guidelines for work contracted directly by Tenant. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant’s sole cost and expense. This rule shall apply to all work performed in the Building, electrical devices, and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, or any other portion of the Building. Plans and specifications for such work, prepared at Tenant’s sole expense, shall be submitted to Landlord and shall be subject to Landlord’s prior written approval in each instance before the commencement of work. All installations, alterations, and additions shall be constructed by Tenant in a good and workmanlike manner, and only good grades of materials shall be used in connection therewith.

12.	Tenant will not place objects on window sills or otherwise obstruct the exterior wall window covering.

13.	The Tenant will keep all doors opening to the exterior of the Building, all fire doors, and all smoke doors closed at all times.

14.

If Tenant uses the Premises after regular business hours or on non-business days Tenant shall lock any entrance doors to the Building or to the Premises used by Tenant immediately after using such doors.

15.	The Tenant shall not use any portion of the Premises for lodging.

16.	Landlord reserves the right to exclude or expel from the Building any person who, in

Oyster Point Marina Plaza Rules & Regulations

in the judgement of Landlord is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

17.	Tenant shall not park or attach any bicycle or motor driven cycle on or to any part of the Premises, the Building, or within the landscaping.

18.

In all carpeted areas where desks and chairs are utilized, Landlord shall require Tenant, at Tenant’s own cost, to place mats under each and every chair or use chairs on 1 1⁄2” wide rollers at minimum in order to protect said carpeting from unnecessary wear and tear.

19.

Signs, advertisements, graphics, or notices visible in or from public corridors shall be subject to Landlord’s written approval. Nails, screws, and other attachments to the Building require prior written consent from Landlord.

20.

Landlord shall be notified in writing in advance of any and all contractors and technicians rendering any installation service to Tenant, and such contractors and technicians shall be referred to Landlord for approval and supervision prior to performing services. This applies to all work performed in the Building, including installation of telephone and communications lines and equipment, electrical devices, and all installations affecting floors, walls, woodwork, windows, ceilings, and any other physical portions of the Building.

21.

Landlord shall be notified in writing in advance of any movement in or out of the Building of furniture, office equipment, or other bulky or heavy material which requires the use of elevators, stairways, or Building entrance and lobby; and such movement shall be restricted to hours established by Landlord and any other requirements of Landlord, including the use of elevator pads and the placement of masonite panel on the path of travel to protect flooring. All such movement shall be under Landlord’s supervision, and the use of an elevator for such movements shall be restricted to the Building’s freight elevators. Arrangements with Landlord should be made regarding the time, method, and routing of movement, and Tenant shall assume all risks of damage to articles moved and injury to persons or public resulting from such moves. Landlord shall not be liable for any acts or damages resulting from any such activity.

22.

Landlord reserves the right to restrict access to all telephone closets, cabling, conduits, and risers in the Property. Tenant shall not have access for any reason to any of the aforementioned areas of the Property without the written permission of Landlord and the supervision of Landlord’s Building Engineer. The means by which telephone, telegraph, and similar wires are to be introduced to the Premises and the location of telephones, call boxes, and other office equipment affixed to the Premises, shall be subject to the prior written approval of Landlord.

23.	Any damage done to the Building by the movement of Tenant’s property, or done by Tenant’s property while in the Building, shall be repaired at Tenant’s expense.

Oyster Point Marina Plaza Rules & Regulations

24.

All door pertinent to Tenant’s Premises and all other Building door outside the Premises (other than smoke or heat-activated fire doors) are to be kept closed and not blocked open at all times, as they are fire control doors.

25.	Tenant shall cooperate with Landlord in maintaining the Premises. Tenant shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

26.

To insure orderly operation of the Building, no deliveries of water, soft drinks, newspapers, or other such items to any Premises shall be made except by persons appointed or approved by Landlord in writing.

27.

Nothing shall be swept or thrown into the corridors, halls elevator shafts, or stairways. No birds, fish, or animals of any kind shall be brought into or kept in, on, or about the Premises without the written permission of Landlord.

28.

Except for trained and certified service dogs assisting the disabled consistent with the ADA and registered with Landlord’s Property Manager, Tenant shall not bring into or keep in, on, or about the Premises or Property any birds, fish, dogs, cats, or animals of any kind without the express written permission of Landlord, which Landlord shall have the right to withhold or deny in its sole and absolute discretion. If Landlord elects to grant such permission with respect to the presence of animals in, on, or about the Premises or Property, it shall be conditioned upon Tenant’s agreement to indemnify Landlord in writing with respect to the presence and activities of any such animals in, on, or about the Premises of Property and an increase in Tenant’s liability insurance coverage commensurate with the associated increased liability exposure of Landlord, as determined by Landlord in its sole and absolute discretion.

29.

No machinery of any kind, except for standard electronic office machinery such as personal computers, typewriters, and photocopiers, shall be operated by Tenant in the Premises without the prior written approval of the Landlord.

30.

No cooking shall be done in the Premises, except that the use by Tenant of Underwriter’s Laboratory approved microwave ovens and equipment for brewing coffee, tea, or other hot beverages shall be permitted, provided such use is in accordance with all applicable codes, laws, and ordinances.

31.	Tenant shall not install any food, soft drink, or other vending machine within the Premises.

32.

Tenant shall not use or keep on its Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation and maintenance of office equipment. Tenant shall not use or keep

Oyster Point Marina Plaza Rules & Regulations

any noxious gas or substances in the Premises or permit the Premises to be used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

33.	Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Premises. Landlord shall make adjustments in thermostats on call from Tenant.

34.

Tenant shall comply with all measures instituted by Landlord in its sole and absolute discretion for the security of the Premises, Property, and Complex, and all personnel using the same, including the use of service passes issued by Landlord for after-hours movement of office equipment or packages and signing a security register in Building lobby after hours. Nothing herein shall be construed to impose any obligation or requirement that Landlord provide any security services in the Premises, Property, or Complex, or any particular level or type of security services.

35.

Landlord will initially furnish Tenant with a reasonable number of keys for entrance doors into the Premises and may charge Tenant for additional keys thereafter. All such keys shall remain the property of Landlord. No additional locks are allowed on any door of the Premises. At termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises and give to Landlord the combination of all locks for safes and vault doors, if any, in the Premises.

36.	Landlord retains the right, without notice or liability to any Tenant, to change the name and street address of the Building.

37.	Canvassing, peddling, soliciting, and distribution of handbills in the Building are prohibited, and Tenant will cooperate to prevent these activities.

38.	The Building hours of operation (excluding Holidays) are:

8:00 a.m. to 6:00 p.m.                    Monday through Friday

9:00 a.m. to 1:00 p.m.                    Saturday

39.

Landlord reserves the right to rescind any of these Rules and regulations and to make future Rules and regulations required for the safety, protection, and maintenance of the Building, the operation and preservation of good order thereof, and the protection and comfort of the tenants and their employees and visitors. Such Rules and regulations and all modifications thereto shall, upon written notice, be binding as if originally included herein.

*****

Oyster Point Marina Plaza Rules & Regulations

[Exhibit D] O Y S T E R P O I N T M A R I N A P L A Z A Athletic Facility Use Agreement & Release of Liability

THIS IS A LEGALLY BINDING AGREEMENT. READ IT CAREFULLY.

I,                                                     , hereby acknowledge that my use of the exercise facility (the “Facility”) at 395 / 400 Oyster Point Boulevard, owned by KASHIWA FUDOSAN AMERICA, INC. (“Landlord”), as well as any activities in which I may engage in conjunction with my use of the Facility, is entirely voluntary.

I AM AWARE THAT PARTICIPATING IN ATHLETIC ACTIVITIES AND THE USE OF THE EXERCISE FACILITY MAY BE HAZARDOUS AND THAT IT IS NOT POSSIBLE FOR LANDLORD TO GUARANTEE THAT OTHER PATRONS USING THE FACILITY WILL COMPLY WITH ALL ESTABLISHED RULES AND REGULATIONS. I AM VOLUNTARILY PARTICIPATING IN THESE ATHLETIC ACTIVITIES AND UTILIZING THE FACILITY WITH FULL KNOWLEDGE OF THE DANGER INVOLVED. I HEREBY AGREE TO ACCEPT AND ASSUME ANY AND ALL RISKS OF PROPERTY LOSS, PERSONAL INJURY, OR DEATH, WHETHER OR NOT CAUSED BY THE NEGLIGENCE OF LANDLORD, LANDLORD’S EMPLOYEES OR AGENTS, OR ANY OTHER PATRON OR GUEST USING THESE FACILITIES.

[initial here]

In exchange, as lawful consideration for being permitted by Landlord to participate in activities on Landlord’s property and use its exercise Facility, I hereby agree that I, my heirs, next of kin, successors, and assigns will not sue, make a claim against, attach the property of or prosecute Landlord or Landlord’s agents and employees for injury, death, or damage resulting from the negligence or other acts, howsoever caused, by any of Landlord’s employees, agents, contractors, or patrons as a result of my participation in these activities or use of the exercise Facility. In addition, I hereby release and discharge Landlord from all actions, claims, or demands that I, my heirs, next of kin, successors, or assigns now have or may hereafter have for any loss of property, personal injury, death, or damage resulting from my participation in these activities or use of the facilities.

I HAVE CAREFULLY READ THIS AGREEMENT AND FULLY UNDERSTAND ITS CONTENTS. I AM AWARE THAT THIS IS A RELEASE OF LIABILITY AND A CONTRACT BETWEEN MYSELF AND LANDLORD AND SIGN IT OF MY OWN FREE WILL.

FACILITY HOURS:	Monday - Friday:	6:00 am to 9:00 pm
	Saturday:	9:00 am to 1:00 pm and CLOSED ON SUNDAYS
NO GUESTS ALLOWED! - NO OVERNIGHT LOCKERS ALLOWED!

REIMBURSEMENT POLICY: You must fill out a Key Fob Return Form when you return your Key Fob. The form will ask for your new mailing address where the reimbursement check will be mailed. No cash will be received or refunded at any time.

Participant Signature:	Gender:Male / Female	Date:

Company Name/Tenant:	Building:	Suite:

Key Fob No.:                New                    Existing                Total: $                     Check No.:

==========================================================================================================

Witness

I certify that the person whose signature appears above acknowledged in my presence that he or she has read and fully understands the meaning and consequences of the foregoing Agreement and Release of Liability and the he or she signed it in my presence.

Witness:		Date:

[name typed or printed]

WARNING: USE OF STEROIDS TO INCREASE STRENGTH OR GROWTH CAN CAUSE SERIOUS HEALTH PROBLEMS. STEROIDS CAN KEEP TEENAGERS FROM GROWING TO THEIR FULL HEIGHT; THEY CAN ALSO CAUSE HEART DISEASE, STROKE, AND DAMAGED LIVER FUNCTION. MEN AND WOMEN USING STEROIDS MAY DEVELOP FERTILITY PROBLEMS, PERSONALITY CHANGES, AND ACNE. MEN CAN ALSO EXPERIENCE PREMATURE BALDING AND DEVELOPMENT OF BREAST TISSUE. THESE HEALTH HAZARDS ARE IN ADDITION TO THE CIVIL AND CRIMINAL PENALTIES FOR UNAUTHORIZED SALE, USE, OR EXCHANGE OF ANABOLIC STEROIDS. California Civil Code § 1812.67.

[EXHIBIT E]

O Y S T E R  P O I N T  M A R I N A  P L A Z A

Lease Commencement Date Agreement

THIS LEASE COMMENCEMENT DATE AGREEMENT (the “Agreement”) is made as of                         , between KASHIWA FUDOSAN AMERICA, INC., a California corporation (“Landlord”) and                         , a                            (“Tenant”).

Tenant and Landlord acknowledge and agree as follows:

1.        Tenant has received a fully-executed counterpart of the Lease dated as of                                  for premises commonly known as Suite                     at                     Oyster Point Boulevard in the Oyster Point Marina Plaza business part.

2.        The Commencement Date of the Lease for all purposes thereunder is                                         , 20     , and the Expiration Date is                                    , 20    .

3.        Tenant acknowledges and agrees that, in executing this Agreement, TAK Development, Inc., a California corporation, is acting solely in its capacity as Landlord’s authorized attorney-in-fact. TAK Development, Inc. is not acquiring or assuming any legal liability or obligation to any other party executing this Agreement or the Lease, and any claim or demand of any such other party arising under or with respect to this Agreement or the Lease shall be made and enforced solely against Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

Landlord:	Tenant:

KASHIWA FUDOSAN AMERICA, INC., a	, a
California corporation

By:	TAK Development, Inc., a California corporation	By:
Its: Attorney-in-Fact
[name typed]

    By:                                                                                                 Its:                              Yujin Yamaai, Vice President

Oyster Point Marina Plaza Commencement Date Agreement

Kashiwa Fudosan America, Inc. ::

opmp lse commencement date agmt.doc	page E-1	[Suite ( rsf)]

TABLE OF CONTENTS

1	BASIC LEASE TERMS	1
2	USE	8
3	PREPARATION OF THE PREMISES	9
4	ADJUSTMENTS OF RENT	11
5	SECURITY DEPOSIT	18
6	COMPLIANCE WITH LAWS	19
7	HAZARDOUS MATERIALS	19
8	SERVICES AND UTILITIES	21
9	TENANT’S CHANGES	24
10	TENANT’S PROPERTY	27
11	CONDITION UPON SURRENDER	27
12	REPAIRS AND MAINTENANCE	28
13	RULES AND REGULATIONS	29
14	INSURANCE AND INDEMNIFICATION	29
15	DAMAGE OR DESTRUCTION	33
16	EMINENT DOMAIN	35
17	ASSIGNMENT AND SUBLETTING	35
18	SUBORDINATION AND ATTORNMENT	40
19	FINANCING REQUIREMENTS	41
20	DEFAULT	42
21	LIMITATIONS ON LANDLORD’S LIABILITY	44
22	ESTOPPEL CERTIFICATES	45
23	NOTICES	46
24	BROKERS	46
25	RIGHTS RESERVED TO LANDLORD	47
26	BUILDING PLANNING	48
27	HOLDING OVER	48
28	PARKING	49
29	MISCELLANEOUS PROVISIONS	49

Oyster Point Marina Plaza Lease Table of Contents

INDEX OF DEFINED TERMS

A

Additional Rent	6, 11, 15, 26, 36, 37, 38, 39, 49
Adjustment Period	11, 12, 13, 15, 16, 17
Assumed Base Amount	16
Athletic Facility	7, 14, 54

B

Base Expense Year	12
Base Operating Expenses	11, 12, 16
Base Real Estate Taxes	11, 12, 16, 17
Base Rent	1, 6, 11, 16, 17, 23, 33, 34, 37, 39, 41
Base Tax Year	12, 17
Building	1, 7, 8, 9, 12, 13, 14, 16, 21, 22, 23, 24, 25, 27, 28, 30, 32, 34, 36, 37, 38, 39, 40, 45, 46, 48, 52, 53
Business Hours	22
Business Personal Property	29, 30, 31, 32

C

Claims	31, 32, 33, 38, 45, 46
Code Costs	19
Commencement Date	1, 2, 4, 6, 11, 14, 19, 22, 42, 45, 54
Complex	1, 2, 6, 7, 8, 12, 14, 17, 27, 33, 35, 36, 37, 40, 41, 42, 45, 48, 52, 53

E

Event of Default	42, 43
Expiration Date	1, 4, 15, 18, 21, 27, 38

F

Force Majeure Delays	53

H

Hazardous Material	19, 20
Holder	31, 40, 41, 44, 45
Holidays	22, 49
HVAC	21, 23, 24

I

Improvements	9, 27, 34, 47
INC	1, 8, 21, 22, 25, 28, 33
IW	28

L

Landlord	1, 4, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52, 53, 54
Laws	9, 14, 18, 19, 20, 21, 23, 25, 26, 28
Lease	i, 1, 2, 4, 5, 6, 7, 8, 9, 11, 12, 15, 16, 17, 18, 19, 20, 21, 22, 24, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55
Lessor	31, 40, 41, 45

M

MPOE	21, 22

Oyster Point Marina Plaza Lease Table of Defined Terms

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MSDS	20

O

Occupancy Conditions	10
Operating Expenses	11, 12, 13, 14, 15, 16, 17, 34

P

Parking Facility	48, 49
Permitted Occupant	37, 40
Premises	1, 4, 7, 8, 9, 10, 11, 12, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 32, 33, 34, 35, 36, 37, 38, 39, 40, 42, 43, 44, 45, 46, 47, 48, 50, 52, 53, 54
Prime Rate	6
Property	1, 2, 7, 8, 9, 12, 13, 14, 15, 17, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 50

R

Real Estate Taxes	11, 12, 13, 16, 17
Rent	1, 5, 6, 7, 8, 11, 13, 15, 16, 17, 18, 23, 24, 26, 32, 33, 34, 35, 36, 37, 38, 39, 41, 43, 44, 45, 47, 48, 49, 50, 51
Rental Adjustment	11, 15, 16
Rules	7, 29, 54

S

Security Deposit	18
State	1, 12, 19, 30, 52
Statement	15, 16, 17
Subsequent Operating Expenses	16
Successor Landlord	41
Superior Leases	40
Superior Mortgages	15, 40
Systems and Equipment	7, 8, 9, 14, 21, 22, 23, 24, 28, 33, 48

T

Table	1, 2, 6, 11, 12, 48
Takings	35
Temporary Condemnation	35
Tenant	1, 2, 4, 6, 7, 8, 9, 10, 11, 12, 13, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52, 53, 54
Tenant Delays	10
Term	1, 4, 5, 6, 9, 11, 12, 13, 15, 16, 17, 18, 19, 22, 24, 27, 30, 34, 35, 36, 43, 47, 48, 50, 51, 54
Transfer	35, 36, 37, 38, 39, 42, 45
Transfer Notice	36, 37, 38
Transfer Premium	38, 39

U

Utilities	13, 15

W

Work	9, 10, 11, 26, 28, 54

Oyster Point Marina Plaza Lease Table of Defined Terms

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